SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                        THE DUN & BRADSTREET CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5) Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         -------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:
         -------------------------------------------------------

     3)  Filing Party:
         -------------------------------------------------------

     4)  Date Filed:
         -------------------------------------------------------

D&B  LOGO

                                            One Diamond Hill Road
                                            Murray Hill, New Jersey 07974-1218

                                            March 27, 1997

         Dear Shareholder:

           You are cordially invited to attend the 1997 Annual Meeting of Shareholders of The Dun & Bradstreet Corporation on Thursday, May 1, 1997 at 9:30 A.M. at 1209 Orange Street, Wilmington, Delaware.

           The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. The Annual Report for the year ended December 31, 1996 also is enclosed.

           Please promptly vote, date, sign and return your proxy for the meeting even though you plan to attend. You may vote in person at that time if you so desire.

                                          Sincerely,

                                          /s/ VOLNEY TAYLOR
                                          ------------------------------------
                                          VOLNEY TAYLOR
                                          Chairman and Chief Executive Officer

[LOGO]

                                             One Diamond Hill Road
                                             Murray Hill, New Jersey 07974-1218

         NOTICE OF ANNUAL MEETING

                The Annual Meeting of Shareholders of The Dun & Bradstreet Corporation will be held on Thursday, May 1, 1997 at 9:30 A.M. at 1209 Orange Street, Wilmington, Delaware, to take action on the following matters:

                     1. To elect three Class I directors for a three-year term.

                     2. To consider and vote upon a proposal to amend the
                Company's Corporate Management Incentive Plan.

                     3. To consider and vote upon a proposal to amend the
                Company's Key Employees Performance Unit Plan.

                     4. To consider and vote upon the appointment of independent public accountants to audit the Company's consolidated financial statements for 1997.

                     5. To consider and vote upon a Shareholder proposal
                regarding implementation of the MacBride Principles in Northern Ireland.

                     6. To transact such other business as may properly come
                before the meeting or any adjournment thereof. The Company knows of no other business to be brought before the meeting.

                The Board of Directors has fixed the close of business on March 6, 1997 as the record date for determination of Shareholders entitled to notice of, and to vote at, the meeting.


                                          By Order of the Board of Directors,

                                          /s/ WILLIAM H. BUCHANAN, JR.,
                                          -----------------------------------
                                          WILLIAM H. BUCHANAN, JR., Secretary

         Dated: March 27, 1997

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Dun & Bradstreet Corporation ("Dun & Bradstreet") of proxies for the Annual Meeting of Shareholders to be held on May 1, 1997. Dun & Bradstreet and its subsidiaries are referred to herein, in the Notice of Annual Meeting and in the form of proxy/voting instruction card ("proxy") as the "Company." These proxy materials are being mailed to Shareholders commencing approximately March 28, 1997. The principal executive offices of Dun & Bradstreet are located at One Diamond Hill Road, Murray Hill, New Jersey 07974 and its telephone number is (908) 665-5000.

     Sending in a signed proxy will not affect a Shareholder's right to attend the meeting and vote in person. Any Shareholder giving a proxy has the right to revoke it at any time before it is exercised by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of Dun & Bradstreet, or by attending the meeting and voting in person. All properly executed proxies not revoked will be voted at the meeting in accordance with the instructions contained therein. A proxy which is signed and returned by a Shareholder of record without specification marked in the instruction boxes will be voted, as to proposals specified in the proxy, in accordance with the recommendations of the Board of Directors as outlined in this Proxy Statement. If any other proposals are brought before the meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons voting the respective proxies.

     The preceding paragraph does not apply to shares held in a participant's account in (i) the Dun & Bradstreet Profit Participation Plan (the "PPP"), (ii) the DonTech Profit Participation Plan (the "DPPP"), (iii) the ACNielsen Corporation Savings Plan (the "ACNSP") and (iv) the Cognizant Corporation Savings Plan (the "CCSP"). If such a participant has contributions to the PPP, DPPP, ACNSP or CCSP invested in Dun & Bradstreet Common Stock, the proxy will serve as a voting instruction for the trustee of the PPP, DPPP, ACNSP and CCSP, as well as a proxy for any shares registered in the participant's own name under the Dun & Bradstreet Employee Stock Purchase Plan or otherwise. Fractional shares held by a participant in the PPP, DPPP, ACNSP or CCSP are not printed on the proxy but will be voted by the trustee as if included thereon. If a proxy covering shares in the PPP, DPPP, ACNSP or CCSP has not been received prior to April 24, 1997 or if it is signed and returned without specification marked in the instruction boxes, the trustee will vote those PPP, DPPP, ACNSP or CCSP shares in the same proportion as the respective PPP, DPPP, ACNSP or CCSP shares for which it has received instructions except as otherwise required by law.

     In connection with proxy soliciting material mailed to Shareholders, employees of Dun & Bradstreet may communicate with Shareholders personally or by telephone, telegraph or mail to solicit their proxies. Dun & Bradstreet also has retained the firm of Georgeson & Company Inc. to assist in the solicitation of proxies for a fee estimated at $10,000 plus expenses. Dun & Bradstreet will pay all expenses related to such solicitations of proxies. Dun & Bradstreet and Georgeson & Company Inc. will request banks and brokers to solicit proxies from their customers where appropriate and will reimburse them for reasonable out-of-pocket expenses.

     Shareholders of record at the close of business on March 6, 1997 are eligible to vote at the meeting. As of the close of business on March 6, 1997, Dun & Bradstreet had outstanding 171,300,012 shares of Common Stock.

     Dun & Bradstreet's by-laws provide that a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at meetings of Shareholders. Shares that are present in person or represented by proxy but that abstain from voting are counted for purposes of establishing a quorum, as are shares where a broker holding stock in street name votes the shares on some matters but not others.

     With respect to the five matters to come before the Shareholders at the Annual Meeting, (i) directors shall be elected by a plurality of the voting power present in person or represented by proxy at the meeting and entitled to vote and (ii) the other four matters shall be determined by the affirmative vote of the majority of the voting power present in person or represented by proxy at the meeting and entitled to vote on the matter. With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the Shareholder properly withholds authority to vote for such nominee or broker non-votes will not be counted towards such nominee's achievement of a plurality. With respect to any of the other four matters to be voted upon, if the Shareholder abstains from voting or directs the Shareholder's proxy to abstain from voting, the shares are considered present at the meeting for such matter but, since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes on any such matter, the shares are not considered present at the meeting for such matter and they are, therefore, not counted in respect of such matter. Such broker non-votes do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                              ELECTION OF DIRECTORS

     The members of the Board of Directors of Dun & Bradstreet are classified into three classes, one of which is elected at each Annual Meeting of Shareholders to hold office for a three-year term and until successors of such class are elected and have qualified.

     The Board of Directors has nominated Messrs. Hall Adams, Jr., Ronald L. Kuehn, Jr. and Michael R. Quinlan for election as Class I Directors at the 1997 Annual Meeting for a three-year term expiring at the 2000 Annual Meeting of Shareholders. Messrs. Adams and Quinlan were re-elected directors at the 1994 Annual Meeting of Shareholders. Mr. Kuehn was elected a director by the Board of Directors, effective November 20, 1996.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

     Mr. Robert E. Weissman, a Class I Director, resigned as a director and as Chairman and Chief Executive Officer of Dun & Bradstreet, effective November 1, 1996, the effective date of the reorganization of the Company into three independent public companies (The Dun & Bradstreet Corporation, Cognizant Corporation and ACNielsen Corporation), and joined the Board of Directors of Cognizant Corporation. Mr. M. Bernard Puckett, a Class III Director, resigned as a director, effective November 1, 1996 as a result of said reorganization and also joined the Board of Directors of Cognizant Corporation.

     Except where otherwise instructed, proxies will be voted for election of all the nominees, all of whom are now members of the Board. Should any nominee for the office of director be unwilling or unable to serve as a director, which is not anticipated, it is intended that the persons acting under the proxy will have discretionary authority to vote for the election of another person in such nominee's stead in accordance with their judgment unless the number of directors constituting the full Board is reduced.

     With respect to Mr. Volney Taylor, who is a director and also an officer of Dun & Bradstreet, the following information concerning his positions with Dun & Bradstreet does not include positions as an officer or director of subsidiaries of Dun & Bradstreet which are part of his responsibilities and for which he receives no separate compensation.

     The following information as to principal occupations during the last five years, and other directorships in companies with a class of securities registered under Section 12 or subject to Section 15(d) of the Securities Exchange Act of 1934 or registered as an investment company under the Investment Company Act of 1940, is based upon information furnished by each person.


                   NOMINEES FOR CLASS I DIRECTORS FOR TERMS EXPIRING AT THE 2000 ANNUAL MEETING:

                    POSITIONS WITH          DIRECTOR     PRINCIPAL OCCUPATION                   OTHER
   NAME            DUN & BRADSTREET          SINCE       DURING LAST FIVE YEARS        AGE     DIRECTORSHIPS
   ----            ----------------         --------     ----------------------        ---     -------------
Hall Adams, Jr.       Director                1992       Former Chairman of the         63      McDonald's
                                                         Board, Chief Executive                 Corporation; Sears,
                                                         Officer, Leo Burnett                   Roebuck
                                                         Company, Inc., Chicago, IL             and Co.
                                                         (advertising agency) 1/1/87
                                                         to 12/31/91.

Michael R. Quinlan    Director                1989       Chairman, Chief Executive      52      McDonald's
                                                         Officer, McDonald's                    Corporation; The May
                                                         Corporation, Oak Brook, IL             Department Stores
                                                         (quick service restaurants)            Company.
                                                         3/31/90 to present;
                                                         President, Chief Executive
                                                         Officer 3/1/87 to 3/30/90;
                                                         President, Chief Operating
                                                         Officer 6/15/82 to 2/28/87.

Ronald L. Kuehn, Jr.  Director                1996       Chairman, President and        61      Sonat Inc.; Union
                                                         Chief Executive Officer,               Carbide Corporation;
                                                         Sonat Inc., Birmingham, AL             AmSouth
                                                         (natural gas transmission              Bancorporation;
                                                         and marketing services, oil            Protective Life
                                                         and gas exploration and                Corporation; Praxair,
                                                         production activities) 1986            Inc.; Transocean
                                                         to present.                            Offshore Inc.

                 CLASS II DIRECTORS HOLDING OFFICE FOR TERMS EXPIRING AT THE 1998 ANNUAL MEETING:

                    POSITIONS WITH          DIRECTOR     PRINCIPAL OCCUPATION                   OTHER
   NAME            DUN & BRADSTREET          SINCE       DURING LAST FIVE YEARS        AGE     DIRECTORSHIPS
   ----            ----------------         --------     ----------------------        ---     -------------

Clifford  L.          Director                1993       President, Alexander &         63      MCI Communications
Alexander, Jr.                                           Associates, Inc.,                      Corporation; Dreyfus
                                                         Washington, D.C. (consulting           Third Century Fund;
                                                         firm specializing in                   Dreyfus General Family
                                                         workforce inclusiveness)               of Funds; Dreyfus
                                                         1/1/81 to present.                     Premier Family of
                                                                                                Funds; Mutual of
                                                                                                America Life Insurance
                                                                                                Company; American Home
                                                                                                Products Corp.;
                                                                                                Cognizant Corporation;
                                                                                                TLC Beatrice
                                                                                                International
                                                                                                Holdings, Inc.

Mary Johnston Evans   Director                1990       Former Vice Chairman of the    67      Baxter International
                                                         Board, Amtrak (National                Inc.; Delta Air Lines,
                                                         Railroad Passenger                     Inc.; Household
                                                         Corporation), Washington,              International, Inc.;
                                                         D.C. 1975 to 1979.                     Sun Company, Inc.;
                                                                                                Scudder New Europe
                                                                                                Fund.

John R. Meyer         Director                1967       Professor Emeritus, Harvard    69      Union Pacific
                                                         University, Cambridge, MA              Corporation; The
                                                         1/1/97 to present;                     Mutual Life Insurance
                                                         Professor, Harvard                     Company of New York;
                                                         University 7/1/73 to                   ACNielsen Corporation.
                                                         12/31/96.


                                                 3

                    POSITIONS WITH          DIRECTOR     PRINCIPAL OCCUPATION                   OTHER
   NAME            DUN & BRADSTREET          SINCE       DURING LAST FIVE YEARS        AGE     DIRECTORSHIPS
   ----            ----------------         --------     ----------------------        ---     -------------
James R. Peterson     Director                1977        Former President, Chief        69     WMX Technologies,
                                                          Executive Officer, The                Inc.; Cognizant
                                                          Parker Pen Company,                   Corporation.
                                                          Janesville, WI (writing
                                                          instruments and temporary
                                                          help services) 1/1/82 to
                                                          1/31/85.

                 CLASS III DIRECTORS HOLDING OFFICE FOR TERMS EXPIRING AT THE 1999 ANNUAL MEETING:

                    POSITIONS WITH          DIRECTOR     PRINCIPAL OCCUPATION                   OTHER
   NAME            DUN & BRADSTREET          SINCE       DURING LAST FIVE YEARS        AGE     DIRECTORSHIPS
   ----            ----------------         --------     ----------------------        ---     -------------
Robert J. Lanigan     Director                1978       Chairman Emeritus,             68      Owens-Illinois, Inc.;
                                                         Owens-Illinois, Inc.,                  Sonat, Inc.;
                                                         Toledo, OH (glass, paper,              Transocean Offshore
                                                         plastics and other packaging           Inc.; Chrysler
                                                         products) 1/24/92 to                   Corporation; The
                                                         present; Chairman of the               Coleman Company, Inc.;
                                                         Board 4/18/84 to 10/15/91;             Cognizant Corporation.
                                                         Chief Executive Officer
                                                         1/1/84 to 9/30/90.

Vernon R. Loucks Jr.  Director                1978       Chairman of the Board, Chief   62      Baxter International
                                                         Executive Officer, Baxter              Inc.; Emerson Electric
                                                         International Inc.,                    Co.; The Quaker Oats
                                                         Deerfield, IL (medical care            Company;
                                                         products and services)                 Anheuser-Busch
                                                         9/16/87 to present;                    Companies, Inc.;
                                                         Chairman, President, Chief             Affymetrix, Inc.;
                                                         Executive Officer 7/20/87 to           Coastcast Corporation.
                                                         9/15/87; President, Chief
                                                         Executive Officer 5/3/80 to
                                                         7/19/87.

Volney Taylor         Chairman, Chief         1984       Chairman, Chief Executive      57
                      Executive Officer,                 Officer, The Dun &
                      Director                           Bradstreet Corporation,
                                                         Murray Hill, NJ 11/1/96 to
                                                         present; Executive Vice
                                                         President, 2/1/82 to
                                                         10/31/96.

                      COMMITTEES OF THE BOARD AND MEETINGS

     The Audit Committee of the Board of Directors reviews the scope of the audits of the Company's internal audit staff, receives an annual summary of the results of such audits and reviews the scope of the audit of the Company's consolidated financial statements by independent public accountants and their report on such audit. The Audit Committee consists of Messrs. Lanigan (Chairman), Adams, Loucks, Meyer and Quinlan. The Audit Committee held four meetings during 1996.

     The Executive Compensation and Stock Option Committee of the Board of Directors (the "Committee") establishes, changes and revises all compensation arrangements for certain executives of the Company consistent with a statement of executive compensation philosophy adopted by the Board of Directors and subject to the Committee's own rules of procedure and such limitations as it may adopt. The Committee has further authority, consistent with the provisions of the Company's 1991 Key Employees Stock Option Plan, the Key Employees Performance Unit Plan, the Corporate Management Incentive Plan and the 1989 Key Employees Restricted Stock Plan, to select participants under the plans, to determine the number of shares to be covered by options and the provisions of performance units granted and generally to conduct and administer the plans and make all determinations in connection therewith as may be necessary or advisable. The Committee consists of Messrs. Peterson (Chairman), Kuehn, Lanigan, Loucks and Quinlan. The Committee held eleven meetings during 1996.

     The Nominating Committee of the Board of Directors screens candidates for membership on the Board of Directors and makes recommendations to the Board of Directors. Shareholders' recommendations for nominees for membership on the Board of Directors will be considered by the Nominating Committee; the Nominating Committee has not adopted formal procedures for the submission of such recommendations. However, Shareholders may recommend nominees for membership on the Board of Directors to the Nominating Committee by submitting the names in writing to: Michael R. Quinlan, Chairman of the Nominating Committee, c/o The Dun & Bradstreet Corporation, One Diamond Hill Road, Murray Hill, NJ 07974. The Nominating Committee consists of Messrs. Quinlan (Chairman), Alexander, Lanigan, Loucks and Mrs. Evans. The Nominating Committee held four meetings during 1996.

     In addition to the foregoing, the Board of Directors has the following committees: the Employee Benefits Committee, consisting of Mrs. Evans (Chairman) and Messrs. Adams, Alexander, Kuehn, Meyer, Peterson and Taylor; the Executive Committee, consisting of Messrs. Taylor (Chairman) and Meyer and Mrs. Evans; the Finance Committee, consisting of Messrs. Loucks (Chairman), Adams, Alexander, Kuehn, Peterson, Quinlan and Taylor; and the Policy and Planning Committee, consisting of Mr. Meyer (Chairman) and all directors. During 1996, the following numbers of meetings of these committees were held: one meeting of the Employee Benefits Committee, no meetings of the Executive Committee, one meeting of the Finance Committee and no meetings of the Policy and Planning Committee.

     Nine regularly scheduled meetings and five special meetings of the Board of Directors were held during 1996. No director other than Mr. Loucks attended fewer than 75% of the aggregate of all meetings of the Board of Directors and of the committees of the Board on which he or she served.

                               PROPOSALS REGARDING
                    AMENDMENT OF EXECUTIVE COMPENSATION PLANS

     The Board of Directors has amended, subject to Shareholder approval, two compensation plans that provide performance-based compensation to senior executives. The two plans are The Dun & Bradstreet Corporation Corporate Management Incentive Plan (the "CMIP"), which provides for annual performance-based bonuses, and the Key Employees Performance Unit Plan for The Dun & Bradstreet Corporation and Subsidiaries (the "PUP"), which provides for grants of performance units representing the opportunity to receive cash and restricted stock at the end of a set period.

     The Board of Directors has amended the CMIP, subject to Shareholder approval, to allow for the inclusion of cash flow as one of the performance measures with respect to which the Committee may establish targets each year. Participants who are officers of Dun & Bradstreet or who report to such officers earn their awards based on the achievement of goals consisting of targets established by the Committee each year for one or more performance measures. The Board of Directors has also amended the CMIP, subject to Shareholder approval, to allow for the use of "priority objectives or other qualitative measures" as performance measures for the individuals described in the immediately preceding sentence, but excluding any participants ("Special Participants") whom the Committee determines at the time of grant are likely to receive compensation a substantial portion of which is nondeductible by the Company under Section 162(m) of the Internal Revenue Code (the "Code").

     The Board of Directors has amended the PUP, subject to Shareholder approval, to allow for both the grant and payment of performance units to be made in the form of performance shares in addition to restricted stock or cash, or any combination thereof.

     Because the proposed changes to the CMIP and the PUP will apply to awards under these plans to be made in the future, the amounts of such awards are not readily determinable.

                 PROPOSED AMENDMENT TO THE CORPORATE MANAGEMENT
                                 INCENTIVE PLAN

     The following summary of the CMIP is subject to the complete terms of the plan, a copy of which is attached to this Proxy Statement as Exhibit A.

     1. Eligible Employees and Maximum Award. Those officers and other management employees of Dun & Bradstreet and certain of its subsidiaries whose decisions and actions most significantly affect corporate growth and profitability are eligible to participate. Currently, approximately 160 employees participate. The maximum award payable to any participant in any calendar year is $3,000,000.

     2. Administration. The Executive Compensation and Stock Option Committee of the Board of Directors (the "Committee"), upon the recommendation of senior management, annually selects the participants, determines the guideline bonus opportunity for each participant and establishes minimum, target and, if desired, maximum amounts for the performance measures under which bonuses can be earned. Members of the Committee must be "outside directors" as defined in the regulations under Section 162(m) of the Code and may not participate in the plan.

     3. Performance Measures and Targets. Participants who are officers of Dun & Bradstreet or report to such officers earn their awards upon achievement of goals consisting of targets established by the Committee each year for one or more of the following performance measures: earnings per share, net income, operating income, revenue, working capital, return on equity, return on assets, total return to Shareholders, average sales growth and cash flow, which in each case may be on a corporate-wide basis or with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures. Performance measures and targets for participants who are employed by the Company's operating units are established by the Chief Executive Officer of Dun & Bradstreet. Except with respect to Special Participants, the Committee may also make a portion of the bonus opportunity subject to achievement of individual qualitative performance goals. No bonus is earned with respect to a performance measure unless a performance "floor" for that measure is exceeded; the bonus opportunity with respect to a measure is earned if the target is achieved; achievement between the floor and the target results in a lower bonus with respect to that performance measure. An amount larger than the bonus opportunity for each performance measure can be earned for exceeding that target. In calculating whether performance targets for Special Participants have been met, the Committee will make appropriate adjustments to exclude the effect of extraordinary corporate transactions, such as acquisitions, divestitures and reorganizations, and will not take into account extraordinary or non-recurring accounting changes or items, that affect the results under applicable performance measures.

     4. Other Award Criteria. The Chief Executive Officer may increase or decrease individual bonuses earned by participants other than Special Participants by up to 20% of the bonus opportunity amount, so as to account for demonstrated quality of performance or the occurrence of unusual or unforeseen circumstances. The Committee may decrease, but may not increase (except as indicated below), bonuses earned by Special Participants upon achievement of established performance targets. The Committee also retains discretion to make CMIP awards to Special Participants in the same manner as to other participants, even if such awards will not qualify for a tax deduction to the

Company, if such Special Participants do not become "covered employees" under the Code or if the Committee decides that special or unforeseen circumstances make such awards advisable.

     5. Payment of Awards. Payment of earned awards is made as soon as practicable after the end of the year in which earned. If a participant's employment is terminated (other than for cause), a pro rata share of any earned award may be paid. Upon recommendation of the Chief Executive Officer, the Committee may increase or decrease award payments if, in its sole judgment, there have been extraordinary occurrences, not anticipated when awards were approved at the start of the year, which have significantly affected earnings or other performance measures, provided that no such increase may be made with respect to awards payable to Special Participants.

     6. Change in Control. If, as a result of a Change in Control of the Company, a participant retires, is assigned to a different position, is placed on a leave of absence, or is otherwise terminated as an employee (other than for cause), such participant will receive a full award under the plan for the year in which termination occurs, instead of a pro rata share of the award for such year. Expenses incurred solely as a result of a Change in Control shall not be taken into account in determining the amount of any award under the plan, and a Change in Control shall not constitute an "extraordinary occurrence" or the "occurrence of any unusual or unforeseen circumstance" which would justify an upward or downward adjustment in the amount of any award under the plan.

     7. Amendment. The CMIP may be amended by the Board of Directors or the Committee, except that, without approval of the Shareholders, the Board or Committee may not (a) change the performance measures with respect to awards to Special Participants, (b) change the individuals or class of individuals eligible to participate or (c) change the maximum amount payable to an individual participant under the plan.

     8. Effectiveness. If the CMIP amendment is approved by Shareholders at the 1997 Annual Meeting, it will be effective in the form approved with respect to grants of awards to be earned during 1997 and thereafter. If the CMIP amendment is not approved by Shareholders, the Company may consider whether other compensation arrangements are appropriate for its key employees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE CORPORATE MANAGEMENT INCENTIVE PLAN.

          PROPOSED AMENDMENT TO THE KEY EMPLOYEES PERFORMANCE UNIT PLAN

     The following summary of the PUP is subject to the complete terms of the plan, a copy of which is attached to this Proxy Statement as Exhibit B.

     1. Eligible Employees and Maximum Awards. Key employees of Dun & Bradstreet and its subsidiaries who are from time to time responsible for the management, growth and protection of the business of Dun & Bradstreet and its subsidiaries are eligible to participate. Currently, approximately 160 employees participate. The maximum award (including any combination of cash, restricted stock and/or performance shares) payable to any participant in any calendar year is $6,000,000.

     2. Administration. The Committee will select participants from eligible key employees, determine (subject to the terms of the plan) the terms and conditions of the performance units to be granted and generally conduct and administer the plan. Members of the Committee must be "outside directors" as defined in the regulations under Section 162(m) of the Code and may not participate in the plan.

     3. Performance Units. Performance units represent the opportunity to earn an award at the end of a period established by the Committee (not to exceed four years) following the grant, based upon achievement of performance goals for the period. The goals consist of targets established by the Committee at the start of each period for one or more of the following performance measures: earnings per share, net income, operating income, revenue, working capital, return on equity, return on assets, total return to Shareholders and average sales growth, which in each case may be on a corporate-wide basis or with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures. For participants other than executive officers, qualitative measures may also be used. The Committee also establishes a dollar payment value for each performance unit which may be in cash, in restricted stock issued pursuant to the 1989 Key Employees Restricted Stock Plan for The Dun &

Bradstreet Corporation and Subsidiaries (the "Restricted Stock Plan"), in performance shares of Common Stock or in any combination of the foregoing. In calculating whether performance targets for executive officers have been met, the Committee will make appropriate adjustments to exclude the effect of extraordinary corporate transactions, such as acquisitions, divestitures and reorganizations, and will not take into account extraordinary or non-recurring accounting changes or items, that affect the results under applicable performance measures.

     4. Other Award Criteria. The Committee may increase or decrease targets and unit payment schedules if there have been extraordinary occurrences, not anticipated when unit grants were approved, which significantly have affected or may affect the Company's earnings or other performance measures, except that (except as indicated below) no increase may be made with respect to awards earned by executive officers nor any change made in the targets applicable to executive officers. However, the Committee retains discretion to make such changes with respect to executive officers if such officers do not thereby become "covered employees" as defined in the regulations under Section 162(m) of the Code, and to make PUP awards to executive officers in the same manner as to other participants, even if such awards will not qualify for a tax deduction to the Company, if the Committee decides that special or unforeseen circumstances make such awards advisable.

     5. Payment of Units. As soon as practicable after the end of an award period, the Committee shall determine what payments have been earned with respect to related units. Payment shall be made in cash, in restricted stock shares, in performance shares of Common Stock or in any combination of the foregoing promptly after such determination. Participants other than "covered employees" may receive a pro rata award in the event of termination of employment (other than for cause) in certain circumstances.

     6. Change in Control. Upon the occurrence of an actual or potential Change in Control of the Company, (i) all outstanding performance unit grants shall immediately become payable in full, with the final value of such units determined as though performance measures and targets for the full award period had been achieved, (ii) expenses incurred solely as a result of a Change in Control shall not be taken into account in determining the amount of any award under the plan, (iii) a Change in Control shall not constitute an "extraordinary occurrence" which would justify an upward or downward adjustment in the amount of any award under the plan, and (iv) if the Company has not fulfilled a commitment to match a certain percentage of a participant's performance unit payments with an award under the Restricted Stock Plan, the Committee shall authorize an immediate cash payment under the PUP to the participant equal in amount to the value of such restricted stock award.

     7. Amendment. The PUP may be amended by the Board of Directors or the Committee, except that, without approval of the Shareholders, the Board or Committee may not (a) change the performance measures with respect to awards of "covered employees," (b) change the individuals or class of individuals eligible to participate or (c) change the maximum amount payable to an individual participant under the plan.

     8. Effectiveness. If the PUP amendment is approved by Shareholders at the 1997 Annual Meeting, it will be effective in the form approved with respect to grants of performance units to be earned over award periods beginning in 1997 and thereafter. If the PUP amendment is not approved by Shareholders, the Company may consider whether other compensation arrangements are appropriate for its key employees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE KEY EMPLOYEES PERFORMANCE UNIT PLAN.

                      APPOINTMENT OF AND RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Upon recommendation of the Audit Committee, the Board of Directors of Dun & Bradstreet has, subject to approval by the Shareholders, appointed Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as independent public accountants to audit the consolidated financial statements of the Company for the year 1997.

     Coopers & Lybrand also acted as independent public accountants for 1996. In connection with its audit of the consolidated financial statements of the Company, Coopers & Lybrand also audited the separate financial statements of certain subsidiaries, audited the financial statements of various benefit plans of the Company, reviewed certain filings with the Securities and Exchange Commission ("SEC") and performed certain non-audit services.

     The Audit Committee has reviewed each professional service provided by Coopers & Lybrand during 1996 and the types of professional non-audit services which may be provided by it in the future, and has concluded that the performance of non-audit services does not affect the independence of Coopers & Lybrand in its audit of the Company's consolidated financial statements.

     A representative of Coopers & Lybrand is expected to be present at the meeting. Such representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND.

                     SHAREHOLDER PROPOSAL ON IMPLEMENTATION
                           OF THE MACBRIDE PRINCIPLES

     The New York City Employees Retirement System, c/o Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, the beneficial owner ("Owner") of 446,820 shares of Dun & Bradstreet Common Stock ("Shares") on November 4, 1996; the New York City Teachers Retirement System, c/o Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, Owner of 221,900 Shares on November 4, 1996; the New York City Fire Department Pension Fund Art. 1B, c/o Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, Owner of 29,821 Shares on November 4, 1996; the New York City Police Pension Fund Art. 2, c/o Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, Owner of 124,219 Shares on November 4, 1996; the New York City Firefighters' Variable Supplement Fund, c/o Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, Owner of 3,300 Shares on November 4, 1996; the New York City Fire Officers' Variable Supplement Fund, c/o Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, Owner of 2,400 Shares on November 4, 1996; the New York City Police Officers' Variable Supplement Fund, c/o Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, Owner of 9,800 Shares on November 4, 1996; the New York City Police Superior Officers' Variable Supplement Fund, c/o Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, Owner of 5,800 Shares on November 4, 1996; and the New York City Board of Education Retirement System, c/o Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, Owner of 11,400 Shares on November 4, 1996, have advised the Company that they will introduce at the meeting the following proposal and statement in support thereof. The Minnesota State Board of Investment, Suite 105, MEA Building, 55 Sherburne Avenue, St. Paul, Minnesota 55155, Owner of at least 94,126 Shares on November 6, 1996; the Sisters of Charity of the Incarnate Word Health Care System, 2600 North Loop West, Houston, Texas 77092, Owner of 10,000 Shares on November 1, 1996; and Christian Brothers Investment Services, Inc., 675 Third Avenue, 31st Floor, New York, New York 10017, Owner of 40,300 Shares on October 29, 1996, have advised the Company that they intend to co-sponsor such proposal.

SHAREHOLDER PROPOSAL

     WHEREAS, Dun and Bradstreet operates a wholly-owned subsidiary in Northern Ireland, Dun and Bradstreet Ltd.;

     WHEREAS, the on-going peace process in Northern Ireland encourages us to search for non-violent means for establishing justice and equality;

     WHEREAS, employment discrimination in Northern Ireland has been cited by the International Commission of Jurists as one of the major causes of the conflict in that country;

     WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace Laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

          1. Increasing the representation of individuals from underrepresented religious groups in the workforce, including managerial, supervisory, administrative, clerical and technical jobs.

          2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

          3. The banning of provocative religious or political emblems from the workplace.

          4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groups.

          5. Layoff, recall, and termination procedures should not, in practice, favor particular religious groupings.

          6. The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

          7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

          8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

          9. The appointment of a senior management staff member to oversee the company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

     RESOLVED, Shareholders request the Board of Directors to:

          1. Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.

SUPPORTING STATEMENT

     Continued discrimination and worsening employment opportunities have been cited as contributing to support for a violent solution to Northern Ireland's problems.

     In May 1986, a United States District Court ruled on the legality of the MacBride Principles under the Fair Employment (Northern Ireland) Act of 1976, and granted a preliminary injunction requiring that American Brands include a MacBride Principles shareholder proposal in its proxy materials, stating that "all nine of the MacBride Principles could be legally implemented by management in its Northern Ireland facility." NYCERS v. American Brands, 634 F. Supp. 1382 (S.D.N.Y., May 12, 1986). The Employment (Northern Ireland) Act was amended in 1989.

     An endorsement of the MacBride Principles by Dun & Bradstreet will demonstrate the company's concern for human rights and equality of opportunity in its international operations.

     Please vote your proxy FOR these concerns.

OPPOSING STATEMENT OF THE BOARD OF DIRECTORS

     In its statements opposing the adoption of identical Shareholder proposals presented at the 1989, 1990, 1991, 1992, 1993, 1994, 1995 and 1996 Annual
Meetings of Shareholders, your Board of Directors confirmed the Company's long-standing commitment to equal opportunity in employment and pointed to the Company's firm policy that employment opportunities be extended to applicants and employees on an equal basis, regardless of an individual's race, creed, color, national origin, religion, age, sex or handicap. We confirm that this commitment and policy have not changed over the past year and that they are strongly supported by your Board of Directors.

     The Company's presence in Northern Ireland is limited to a small branch office of Dun & Bradstreet Limited (Irl.) ("D&B Ireland"), which is located in Bangor, Co. Down and employs 17 people. This office adheres to the standards of the Fair Employment (Northern Ireland) Act of 1989 (the "Act") and to the Company's own policy of equal employment opportunity. In April 1992, D&B Ireland registered with the Fair Employment Commission as required by the Act. None of the Company, D&B Ireland, or, to the Company's knowledge, the appropriate governmental agencies in Northern Ireland has ever received any complaint of religious or political discrimination with respect to the operations of D&B Ireland and the Company is satisfied that the employment practices adopted by the Bangor office are fair and non-discriminatory.

     The objective of both the MacBride Principles and the Act is to eliminate employment discrimination in Northern Ireland. The Company wholeheartedly supports this objective. However, by adopting the MacBride

Principles, the Company would be accountable to two sets of similar, but not identical, fair employment guidelines. This would be neither necessary nor desirable, particularly in view of the Company's own internal policies and practices with respect to the promotion of fair and equal employment opportunities.

     ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST APPROVAL OF THIS PROPOSAL.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

REPORT OF THE EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE

     EXECUTIVE COMPENSATION PHILOSOPHY

     Dun & Bradstreet's executive compensation program reflects the following executive compensation philosophy, which was developed by the Executive Compensation and Stock Option Committee of the Board of Directors and adopted by the Board of Directors in April 1992:

     "Dun & Bradstreet's mission is to be the number one worldwide provider of quality business-to-business information and related services in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to Shareholders, D&B must compete for, attract, develop, motivate and retain top quality executive talent at the Corporate Office and operating business units of the Company during periods of both favorable and unfavorable world-wide business conditions. D&B's executive compensation program is a critical management tool in achieving this goal. `Pay for performance' is the underlying philosophy for D&B's executive compensation program. Consistent with this philosophy, the program has been carefully conceived and is independently administered by the Executive Compensation and Stock Option Committee (the "Committee") of the Board of Directors which meets regularly during the year and is comprised entirely of independent non-employee directors. The program is designed to link executive pay to corporate performance, including share price, recognizing that there is not always a direct and short-term correlation between executive performance and share price.

     To align Shareholder interests and executive rewards, significant portions of each D&B executive's compensation represent `at risk' pay opportunities related to accomplishment of specific business goals.

     The program is designed and administered to:

     o provide annual, intermediate and longer term incentives that help focus each executive's attention on approved operating-unit and Corporate business goals the attainment of which, in the judgment of the Committee, should increase long-term Shareholder value.

     o link `at risk' pay with appropriate measurable quantitative and qualitative achievements against approved performance parameters.

     o reward individual and team achievements that contribute to the attainment of the Corporation's business goals.

     o provide a balance of total compensation opportunities, including salary, bonus, and longer term cash and equity incentives, that are competitive with top-ranking, multi-divisional, global companies and reflective of the Corporation's performance.

     o support organizational changes and objectives which are strategic, structural or cultural."

     In seeking to link executive pay to corporate performance, the Committee believes that the most appropriate measure of corporate performance is the increase in long-term Shareholder value, which involves improving such quantitative performance measures as revenue, net income, cash flow, operating margins, earnings per share and return on shareholders' equity. The Committee may also consider qualitative corporate and individual factors which it believes bear on increasing the long-term value of the Company to its Shareholders. These include (i) the development of competitive advantage, (ii) the ability to deal effectively with the complexity and globalization of the Company's businesses,
(iii) success in developing business strategies, managing costs and improving the quality of the Company's products and services as well as customer satisfaction, and (iv) the general performance of individual job responsibilities.

     COMPONENTS OF EXECUTIVE COMPENSATION PROGRAM

     Dun & Bradstreet's 1996 executive compensation program consisted of (i) an annual salary and bonus, (ii) an intermediate-term incentive represented by potential performance unit and restricted stock awards, and (iii) a long-term incentive represented by stock options. As explained below, the bonuses, performance units, restricted stock and stock options serve to link executive pay to corporate performance, since the attainment of these awards depends upon meeting the quantitative and, if applicable, qualitative performance goals which serve to increase long-term Shareholder value. The executive compensation program is aimed at producing a close linkage between pay, business results and increased Shareholder value. Each component of the program is positioned to reflect a shift in the balance of risk and reward and of cash versus equity such that highly competitive pay opportunities are contingent upon goal achievement and share price improvement.

     In 1995, the Shareholders approved changes in the Company's incentive plans to enable performance-based compensation to senior executives to qualify for tax-deductibility under the Internal Revenue Code with respect to grants applicable to 1996 and later years. However, as described below under "Salary and Bonus" and "Performance Units," in connection with the special circumstances involved in the reorganization of the Company into three independent public companies, Mr. Taylor's bonus for 1996 and his performance unit award for the period prior to November 1, 1996 were not based solely on Shareholder-approved performance measures. In addition, as required by the terms of the Company's Key Employees Performance Unit Plan, during 1996 cash performance unit awards and the associated restricted stock awards for the 1994 and 1995 cycles were paid to Mr. Taylor in full in cash. Since the cash bonus and performance unit award and the special payments under the Performance Unit Plan were not "performance-based," the portion of those non-performance-based payments that caused Mr. Taylor's total 1996 non-performance-based compensation to exceed $1 million will not be deductible by the Company for tax purposes.

     Salary and Bonus. In December of each year, the Committee sets the annual salary of each executive officer, including those named in the Summary Compensation Table below (the "named executives"), for the following year and establishes a potential bonus opportunity the executive may earn for each of the quantitative and, if applicable, qualitative performance goals established by the Committee. The goals for 1996 were apportioned into two key categories: 75% was apportioned to Shareholder value goals such as earnings per share ("EPS") or, for certain executive officers, business unit operating income; and 25% was apportioned to the applicable employee satisfaction index as measured by the Business Effectiveness Survey. With respect to Robert E. Weissman, the Company's Chairman and Chief Executive Officer through October 31, 1996, the pro rata bonus opportunity was based 100% on the Company's attainment of its EPS goal. With respect to Volney Taylor, the Company's Executive Vice President through October 31, 1996 and thereafter the Chairman and Chief Executive Officer, the bonus opportunity was apportioned 75% to EPS and 25% to stated improvement in the employee satisfaction index of business units under Mr. Taylor's responsibility. Based on performance against the established goals, the bonus opportunity payment to Mr. Weissman was at target level, and the payments to Mr. Taylor were at target levels for the period January through October, 1996 and below target levels for November and December, 1996.

     The Committee set the performance measure targets for the annual bonus opportunity early in the year after a detailed review by the Board of Directors of the Company's annual operating budget and the Company's plan to separate into three independent public companies. No bonus is earned with respect to a performance measure unless a minimum level of performance for that measure is exceeded; the full bonus opportunity with respect to a measure is earned if the target is achieved; achievement below the target results in a lower bonus with respect to that performance measure. An amount larger than the bonus opportunity for each performance measure can be earned, up to a specified limit, for exceeding the target for that measure.

     The bonus portion of compensation geared to EPS is highly leveraged in that each percent above or below the EPS target will have a positive or negative impact several times greater on the bonus actually earned versus the bonus opportunity. In ascertaining the achieved level of performance against the targets, the effects of certain extraordinary events, as determined by the Committee, such as (i) major acquisitions and divestitures, (ii) significant one-time charges, and (iii) changes in accounting principles required by the Financial Accounting Standards Board, are

"compensation-neutral" for the year in which they occurred; that is, they are not taken into account in determining the degree to which the targets are met in that year.

     Performance Units. Under Dun & Bradstreet's intermediate-term Performance Unit Plan, executive officers were granted performance units which represent the opportunity to earn cash and restricted stock at the end of a set period following the date of grant, based upon the degree to which previously established performance goals for that period had been met. Award periods that began in 1995 or earlier were intended to be three years in length. The goals for award periods that began in 1995 or earlier included floor and target corporate EPS and revenue growth performance measures.

     Due to the reorganization of the Company, the award period that began in 1996 was adjusted to a ten-month period commencing January 1, 1996 and concluding October 31, 1996. On November 1, 1996, the Company successfully effected its separation into three independent public companies. The performance unit award opportunity was also adjusted to reflect a pro rata award opportunity for the same period. Payments to Messrs. Weissman and Taylor of the pro rata performance unit award opportunity for this ten-month period were based on the same goals as those established for their annual bonus opportunity as described above. Mr. Weissman's entire pro rata award opportunity was based on the Company's EPS goal; Mr. Taylor's pro rata award opportunity was based 75% on the Company's EPS goal and 25% on improvement in the employee satisfaction index. The cash payments made to Messrs. Weissman and Taylor against their pro rata performance unit award opportunities for 1996 are combined with the annual bonus opportunity payment described above and are displayed in the Summary Compensation Table under "Bonus" since they reflect payments for a period of one year or less.

     Had the Company not reorganized into three independent public companies, the 1994 and 1995 grants of performance units would have remained in effect for their original three-year periods (1994-1996 and 1995-1997) and would have continued to be based upon the achievement of EPS and revenue targets established for each of these three-year time periods. Any earned award under the 1994-1996 grant would have been paid after the conclusion of 1996 and the earned award under the 1995-1997 grant would have been paid after the conclusion of 1997. However, due to the reorganization of the Company into three independent public companies and as required by the terms of the Company's Key Employees Performance Unit Plan as approved by Shareholders in 1995, the Committee approved the payment in full of both the 1994-1996 and 1995-1997 grants of performance units. These cash performance unit awards to Messrs. Weissman and Taylor are displayed in the Summary Compensation Table under "Long-Term Incentive Payouts."

     Because the actual EPS results for the 1993-1995 period were slightly below the targets established, the payments to Mr. Weissman shown in the table were lower than they would have been if the targets had been met. For Mr. Taylor, whose targets included EPS and revenue growth for the 1993-1995 period, results and, therefore, corresponding payments were also less than established targets. As noted above, for both Messrs. Weissman and Taylor, as well as other executive officers, the cash performance unit awards for 1994-1996 and 1995-1997 were paid in full.

     It has been the Company's practice to award restricted stock at the end of an award period to executive officers who earn cash performance unit awards, based on achievement of the same performance goals underlying the cash awards. The amount of restricted stock that can be earned is determined by the Committee at the time of the performance unit grant based on its judgment as to the appropriate amount of incentive compensation that should be in the form of stock in order to meet competitive compensation trends. For the 1993-1995 period, one-third of the total intermediate-term award to the named executives would normally have consisted of restricted stock and would normally have been awarded in February 1996. As a result of the Company's decision to reorganize into three independent public companies and as required by the terms of the Company's Key Employees Performance Unit Plan and 1989 Key Employees Restricted Stock Plan as amended and approved by Shareholders in 1995, the 1993-1995 restricted stock award was paid in cash, as noted above, with 4% simple interest in lieu of dividends. The restricted stock awards associated with the 1994-1996 and 1995-1997 performance unit awards were also paid in cash, as noted above. Such cash payments in lieu of restricted stock are included in the Summary Compensation Table under "Long-Term Incentive Payouts," as noted earlier.

     Under the terms of the 1989 Key Employees Restricted Stock Plan as amended in 1995, the restriction period on previously awarded restricted stock in 1993 and 1994 to Messrs. Weissman and Taylor, as well as other affected executive officers, was accelerated and restrictions in place as of October 11, 1996 immediately lapsed due to the reorganization of the Company.

     Stock Options. The long-term component of Dun & Bradstreet's executive compensation program consists of stock option grants. The options permit the option holder to buy the number of shares of Dun & Bradstreet Common Stock covered by the option (an "option exercise") at a price equal to the market price of the stock at the time of grant. Thus, the options gain value only to the extent the stock price exceeds the option exercise price during the life of the option. The options may not be exercised for at least one year after grant. Generally, they may then be exercised in installments of 25% of the grant amount each year until they are 100% vested and they expire ten years after the grant date.

BASIS OF 1996 COMPENSATION

     As indicated in the Company's executive compensation philosophy, a major factor in the Committee's compensation decisions is the competitive marketplace for senior executives. The Committee uses the services of outside compensation consultants to secure data on competitive compensation trends and meets with these consultants outside the presence of management. In setting competitive compensation levels, the Company compares itself to a self-selected group of companies of comparable size, market capitalization, technological and marketing capabilities, performance and global presence with which the Company competes for executives (the "compensation comparison group"). Since the Company's most direct competitors for executive talent are not the same companies used for a comparison of Shareholder return, the compensation comparison group is not the same as the "performance peer group" used for the Five-Year Cumulative Total Return graph discussed below.

     In determining the 1996 salary and bonus opportunity for Mr. Weissman, Mr. Taylor and the other named executives, the Committee's goal was to set compensation opportunity levels above the median compensation level, but not exceeding the 65th percentile, of the compensation comparison group of companies. The Committee also took account of the Company's revenue, cash flow and return on shareholders' equity performance, its ability to meet EPS targets, improvements in operating margins through increased productivity and lower costs, and other actions taken to increase the long-term value of the Company to its Shareholders, without any specific weighting of those factors.

     After considering the factors discussed above, the Committee increased Mr. Weissman's 1996 salary by 4.2% over 1995 from $830,000 to $865,000 and increased his 1996 bonus opportunity by 4.7% over 1995 from $750,000 to $785,000. Both increases were effective January 1, 1996 and remained in effect through October 31, 1996, the period Mr. Weissman served as Chairman and Chief Executive Officer of the Company. In considering the same factors discussed above, the Committee increased Mr. Taylor's 1996 salary, while serving as Executive Vice President of The Dun & Bradstreet Corporation, by 2.0% over 1995 from $495,000 to $505,000 and increased his 1996 bonus opportunity by 2.6% over 1995 from $390,000 to $400,000. Both increases were effective January 1, 1996 and remained in effect through October 31, 1996. On November 1, 1996, Mr. Taylor was appointed Chairman and Chief Executive Officer of The "new" Dun & Bradstreet Corporation, assuming responsibility for the reorganized company incorporating the three principal businesses: Dun & Bradstreet, Moody's Investors Service and Reuben H. Donnelley. In consideration of this change and upon review of competitive compensation data provided by outside compensation consultants, the Committee increased Mr. Taylor's salary, effective November 1, 1996, by 24.8% from $505,000 to $630,000; the Committee also increased Mr. Taylor's annual bonus opportunity, effective November 1, 1996, by 31.3% from $400,000 to $525,000. For 1996, Mr. Taylor's bonus opportunity was pro rated. Mr. Taylor's November 1, 1996 changes in salary and annual bonus opportunity will remain in effect through 1997.

     In determining the performance targets for earning the 1996 bonus, the Committee believed that EPS growth was of primary significance in determining the bonus to be earned as the Company reorganized itself into three independent public companies. Mr. Weissman's bonus payment reflects an award equal to his pro rata target bonus opportunity for achievement of the Company's EPS results and for successful completion of the Company's reorganization. Mr. Taylor's bonus payments for 1996 are as described above under "Salary and Bonus."

     For 1996 and at least the five previous years, year-to-year increases in total annual cash compensation opportunities for Mr. Weissman, Mr. Taylor and the other named executives have generally reflected a higher percentage increase in bonus opportunity versus salary in order to provide a strong linkage between compensation and corporate performance.

     Generally, the Committee sets the size of stock option grants based on a multiple of salary, after considering the practices of the compensation comparison group. In determining the level of option grants, the Committee's approach is to set the grant levels at slightly above the median compensation level of the compensation comparison group. The Committee has not specifically used as a factor the number of options held by the named executive, since to do so might encourage the executive to exercise options earlier than otherwise. However, the Committee does review an analysis of the executive's past compensation, and, where applicable, prospective compensation values based on various assumptions of retirement age and corporate performance. The table labeled "Option/SAR Grants in Last Fiscal Year" lists the present values associated with 1996 option grants to Mr. Taylor and the other named executives, based on the Black-Scholes option valuation model, which is one of the methods permitted by the Securities and Exchange Commission to value options.

     The graph following this Report compares the Company's five-year cumulative total return to Shareholders (stock price appreciation plus dividends) from December 31, 1991 to December 31, 1996 with the return for the Standard & Poor's 500 Index ("S&P 500") and an index of performance peer group companies. Since there is no widely recognized standard industry group or index comprising Dun & Bradstreet and peer companies, the Business Week magazine Publishing Group of companies has been used as the peer group. This is an independently compiled company grouping that includes Dun & Bradstreet and fourteen other companies and approximates Dun & Bradstreet's industry group. The performance peer group return figures shown in the graph exclude Dun & Bradstreet and three companies without sufficient available data. Although Dun & Bradstreet had a return lower than the S&P 500 and the peer group in 1996 and over the five-year period, nonetheless, the Committee determined that the successful reorganization of the Company in 1996 into three independent public companies was of primary importance to increasing Shareholder value and to unlocking Dun & Bradstreet's substantial underlying franchise strengths. For this reason and the other factors already noted above considered by the Committee, the Committee deemed the 1996 compensation awards to Messrs. Weissman and Taylor appropriate.

LOOKING AHEAD: EXECUTIVE COMPENSATION AT THE "NEW" DUN & BRADSTREET CORPORATION

     NEW EXECUTIVE COMPENSATION PROGRAM

     Base Salaries. As a result of the reorganization, the Company is now comparing itself to a new compensation comparison group which better reflects the size, competencies, technological and marketing capabilities with which the business units of The "new" Dun & Bradstreet Corporation compete for executive talent. Base salaries will be, in the aggregate, positioned over time at or below the median level of the Company's new compensation comparison group reflecting a shift in positioning from the Company's former objective of targeting base salaries competitively above the median and up to the 65th percentile.

     Annual Cash Incentive. Target annual cash incentive opportunities will be greater over time than the median levels of the compensation comparison group and will be set so that total cash compensation opportunities (base salary plus annual cash incentive opportunity) are at or just above the median levels of the compensation comparison group. A greater than normal portion of total cash compensation will be at risk and will be delivered only if Company performance exceeds target levels of performance.

     The annual cash incentive will continue to offer executives the opportunity to earn cash awards based on the achievement of pre-determined annual goals. For 1997, these include cash flow, earnings, improvement in the employee satisfaction index and other key measures of performance, where appropriate. This component of the executive compensation program applies fewer performance measures than recent past programs and sends clear messages to executives in the organization about the importance of attaining and exceeding goals that reflect the Company's immediate financial commitments and operating plans.

     Long-Term Incentives. Long-term incentive opportunities will be set above the median levels of the compensation comparison group. There are two components of the long-term incentive plan: performance shares and stock options.

     Performance Shares. Each year executive officers will have the opportunity to earn shares of Dun & Bradstreet stock based on the achievement of two-year revenue growth goals or other key operating objectives, where appropriate. At the end of the performance period, Company performance at target will yield the targeted award of shares, while Company performance above or below target will yield larger or smaller share awards, respectively. Further, Company performance below threshold will yield no share award at all.

     Stock Options. Annual grants of stock options continue to be an important part of the new executive compensation program. To underscore the importance of returns to Shareholders, a greater proportion of the executive's long-term incentive opportunity will now be delivered through stock options.

     In summary, the total value resulting from the long-term incentive opportunity will change in two important respects: (1) the proportion of value delivered to executive participants through stock options has increased; and (2) all long-term incentive opportunity award payments will be made through equity-based vehicles (performance shares and stock options), not cash.

     Founders' Match Plan. The new executive compensation program includes a special, one-time opportunity for executive participants to invest in the future of The "new" Dun & Bradstreet Corporation. Named the Founders' Match Program, executive participants were given the opportunity to acquire shares (up to a maximum value equal to their salary) through open market purchases of common stock of the Company during the period of November 1, 1996 to December 13, 1996. Participants who purchased shares of common stock of the Company received options to acquire three shares of common stock for each share purchased. The program features a performance-based accelerated vesting schedule which rewards optionees with 100% vesting based on the total shareholder return performance of the Company versus the S&P 500. The performance period commenced November 1, 1996 and will conclude October 31, 1998. During the vesting period, the executive is required to hold all purchased shares or be subject to forfeiture of future participation in the long-term incentive plans of the Company for two years. In summary, the Founders' Match Program is designed to encourage executive participants to become more significant Shareholders; to accept greater degrees of investment risk; and to link more directly their compensation opportunities with the creation of greater Shareholder returns.

     EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE

         James R. Peterson, Chairman
         Ronald L. Kuehn, Jr.
         Robert J. Lanigan
         Vernon R. Loucks Jr.
         Michael R. Quinlan

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
           DUN & BRADSTREET, S&P 500 & BUSINESS WEEK PUBLISHING GROUP



                                    [GRAPH]



                    1991     1992     1993     1994     1995     1996
                    ----     ----     ----     ----     ----     ----
DUN & BRADSTREET    100     104.6    116.1    108.3    133.6     132.4
PEER GROUP          100     116.8    140.0    129.1    151.6     167.3
S&P 500             100     107.6    118.5    120.0    165.1     203.1

----------
Source: Zacks Investment Research.
Assumes $100 invested on 12/31/91.
Assumes dividend reinvestment.


The above graph compares the Company's cumulative total shareholder return from December 31, 1991 to December 31, 1996 against the cumulative total return of the Standard & Poor's 500 Index and an index of performance peer group companies. The performance peer group consists of Dow Jones & Company, Inc., Gannett Co., Inc., Knight-Ridder, Inc., McGraw-Hill, Inc., Reader's Digest Association, The E.W. Scripps Company, The New York Times Company, The Times Mirror Company, The Washington Post Company, Time Warner Inc. and the Tribune Company. These companies, along with Dun & Bradstreet and three companies that do not have sufficient available data, constitute Business Week's Publishing Group as published on December 30, 1996. On November 1, 1996, the Company distributed to Shareholders its interest in Cognizant Corporation and ACNielsen Corporation. Accordingly, of the five years shown in the above graph, four years and ten months represent the performance of Dun & Bradstreet prior to the distribution and only two months represent performance post-distribution. The graph accounts for this distribution as though it were paid in cash and reinvested in common shares of the Company.

                           SUMMARY COMPENSATION TABLE
                                                                                  LONG-TERM COMPENSATION
                                                                           ------------------------------------
                                              ANNUAL COMPENSATION                   AWARDS           PAYOUTS
                                       ---------------------------------   ------------------------  ----------
      (A)                     (B)       (C)         (D)         (E)            (F)          (G)         (H)          (I)
                                                                                         SECURITIES
                                                             OTHER ANNUAL   RESTRICTED   UNDERLYING  LONG-TERM     ALL OTHER
                                                               COMPEN-        STOCK       OPTIONS/    INCENTIVE     COMPEN-
                                      SALARY(1)   BONUS (2)   SATION (3)   AWARD(S) (4)  SAR'S (5)   PAYOUTS (6)   SATION (7)
NAME AND PRINCIPAL POSITION   YEAR       ($)        ($)         ($)            ($)          (#)          ($)          ($)
---------------------------   ----     -------   ----------  -----------   ------------  ----------  -----------   ----------
Volney Taylor                 1996     525,833     921,875     15,445               0     202,467     2,100,019     34,883
Chairman and Chief            1995     495,000     303,615          0         202,556      42,220       405,120     29,821
 Executive Officer            1994     481,981     313,348          0         185,438      49,841       370,892     44,119

Frank R. Noonan               1996     338,000     406,875      7,417               0      48,334       793,815     22,754
Senior Vice President         1995     320,570     245,479      7,346         111,151      20,566       222,340     22,110
                              1994     282,000     342,202      6,727          73,625      16,125       147,280     23,952

Clifford L. Bateman           1996     290,000     308,075          0               0      32,404       518,560     22,097
Senior Vice President &       1995     270,000     290,654          0          17,170      10,428        34,393     14,742
 Chief Information Officer    1994     255,699     150,000          0          21,000      11,375        42,000     17,562

Frank S. Sowinski             1996     252,000     235,338          0               0      38,704       409,663     12,898
Senior Vice President &       1995     228,800      92,307          0          22,473      10,428        45,010     10,009
 Chief Financial Officer      1994     208,781      56,351          0          24,000      12,312        48,000     12,472

Chester J. Geveda, Jr.        1996     237,541     233,906          0               0      50,639       275,429     12,668
Vice President &              1995     208,409      76,953          0          23,281       8,145        46,601      9,428
 Controller                   1994     193,500      60,233          0          25,125       7,446        50,260     12,353

Robert E. Weissman*           1996     720,833   1,887,500         89               0           0     4,432,257     65,313
Former Chairman and           1995     830,000     802,095        216         443,895      34,823       887,800     55,063
 Chief Executive Officer      1994     818,173     669,571      2,057         373,500      41,111       747,080     61,063

Nicholas L. Trivisonno* (8)   1996     375,000     691,667          0               0           0       550,000          0
Former Executive Vice         1995     146,591     175,000          0               0      24,114             0          0
 President & Chief Financial  1994           0           0          0               0           0             0          0
 Officer

Robert J Lievense*            1996     368,333     694,406          0               0           0     1,096,341     27,791
Former Executive Vice         1995     411,026     265,662      1,187         307,988      15,696       116,112     23,216
 President                    1994     296,712     329,480     27,808          36,313      11,111        72,700     19,531

--------------

* Resigned all positions with The Dun & Bradstreet Corporation effective November 1, 1996. Table includes compensation paid through October
     31, 1996.
(1)  Represents payments made by the Company during 1996.
(2) The 1994 and 1995 bonus amounts shown were earned with respect to each year indicated and paid in the following year. The 1996 bonus amounts shown were earned in 1996; amounts earned prior to the reorganization of the Company into three independent public companies were paid in 1996 and the balance paid in 1997.
(3) Amounts shown represent reimbursement for taxes paid by the named executive officers with respect to Company-directed spousal travel, personal use of Company automobiles and/or certain other expenses.
(4) Amounts shown represent dollar value on the date of grant of restricted stock granted each year. In 1996, no restricted stock was granted and there were no restricted stock holdings outstanding for the named executive officers at December 31, 1996.
(5) Amounts shown represent the number of non-qualified stock options, without tandem stock appreciation rights, granted each year. Messrs. Taylor, Noonan, Bateman, Sowinski and Geveda's 1996 grants were made after the reorganization of the Company into three independent public companies and the 1994 and 1995 stock option grants have been adjusted to reflect the change in the Company's stock price as a result of said reorganization. Messrs. Weissman, Trivisonno and Lievense's 1994 and 1995 stock option grants have not been adjusted. These options were canceled at the time of their resignations.
(6) Amounts shown represent payments made in each year under the Key Employees Performance Unit Plan ("PUP"). The amounts shown for 1996 represent a cash payout of the cash and restricted stock components of the 1993, 1994 and 1995 PUP awards, pursuant to the terms of the PUP.
(7) Amounts shown represent aggregate annual Company contributions for the account of each named executive officer under the Dun & Bradstreet Profit Participation Plan ("PPP") and the Profit Participation Benefit Equalization Plan ("PPBEP"), which plans are open to employees of the Company and certain subsidiaries upon completion of one year of service. The PPP is a tax-qualified defined contribution plan and the PPBEP is a non-qualified plan which provides a benefit to participants in the PPP equal to the amount of Company contributions that would have been made to the participant's PPP account but for certain Federal tax laws.
(8) The 1995 salary and bonus for Mr. Trivisonno represent the amounts earned from the date of his employment, September 5, 1995.
     NOTE: THE COMPANY IS REQUIRED TO REPORT TEN-MONTH COMPENSATION DATA FOR ROBERT E. WEISSMAN, WHO SERVED AS CHAIRMAN AND CHIEF EXECUTIVE OFFICER DURING THE YEAR, AND MESSRS. TRIVISONNO AND LIEVENSE, SINCE THE TEN-MONTH TOTAL SALARY AND BONUS FOR EACH OF THEM EXCEEDED THE FULL YEAR TOTAL FOR THE FIFTH HIGHEST PAID "NEW" DUN & BRADSTREET EXECUTIVE.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------
          (A)                (B)          (C)            (D)        (E)          (F)
                          NUMBER OF
                         SECURITIES
                          UNDERLYING   % OF TOTAL
                           OPTIONS/   OPTIONS/SAR'S   EXERCISE
                             SAR'S     GRANTED TO      OR BASE                GRANT DATE
                          GRANTED (1) EMPLOYEES IN     PRICE    EXPIRATION  PRESENT VALUE (2)
        NAME                  (#)      FISCAL YEAR    ($/SHARE)    DATE         ($)
-------------------       ----------  ------------    --------  ----------  ----------------
Volney Taylor .........    43,500+       0.97%          23.75    12/22/06       169,650
                          158,967        3.55%          22.75    11/14/06       570,692

Frank R. Noonan .......    13,500+       0.30%          23.75    12/22/06        52,650
                           34,834        0.78%          22.75    11/14/06       125,054

Clifford L. Bateman ...    32,404        0.72%          22.75    11/14/06       116,330

Frank S. Sowinski .....     6,300+       0.14%          23.75    12/22/06        24,570
                           32,404        0.72%          22.75    11/14/06       116,330

Chester J. Geveda, Jr .    33,300+       0.74%          23.75    12/22/06       129,870
                           17,339        0.39%          22.75    11/14/06        62,247

Robert E. Weissman* ...         0          N/A            N/A         N/A           N/A

Nicholas L. Trivisonno*         0          N/A            N/A         N/A           N/A

Robert J Lievense* ....         0          N/A            N/A         N/A           N/A


------------------
* Resigned all positions with The Dun & Bradstreet Corporation effective November 1, 1996.

+    Granted pursuant to the Founders' Match Program.

(1) Amounts shown represent the number of non-qualified stock options, without tandem stock appreciation rights ("SAR's"), granted in 1996. Options granted on November 11, 1996 may not be exercised for at least one year after grant and may then be exercised in installments of 25% of the grant amount each year until they are 100% vested. Options granted on December 23, 1996 will vest based on the Company's total shareholder return as compared with the total shareholder return of the Standard & Poor's 500 Index ("S&P 500") for the period November 1, 1996 to October 31, 1998. If the Company's total shareholder return equals or exceeds the 60th percentile of the S&P 500 for this period, the options will vest on November 1, 1998; for performance equal to or greater than the 50th percentile, but less than the 60th percentile, the options will vest on November 1, 1999; otherwise the options vest on November 1, 2000. Payment for all options must be made in full upon exercise in cash or Common Stock. The option holder may elect to have shares of Common Stock issuable upon exercise withheld by the Company to pay withholding taxes due. The options shown include Limited SAR's in tandem with the options. Limited SAR's are exercisable only if and to the extent that the related option is exercisable and are exercisable only during the 30-day period following the acquisition of at least 20% of the outstanding Common Stock pursuant to a tender or exchange offer not made by the Company. Each Limited SAR permits the holder to receive cash equal to the excess over the related option exercise price of the highest price paid pursuant to a tender or exchange offer for Common Stock which is in effect at any time during the 60 days preceding the date upon which the Limited SAR is exercised. Limited SAR's can be exercised regardless of whether the Company supports or opposes the offer.

(2) Grant date present value is based on the Black-Scholes option valuation model, which makes the following material assumptions for the November 15, 1996 grant and the December 23, 1996 grant: an expected stock-price volatility factor of 17%, a risk-free rate of return of 5.84%, a dividend yield of 3.7% and a weighted average exercise date of 4.5 years from date of grant. These assumptions may or may not be fulfilled. The amounts shown cannot be considered predictions of future value. In addition, the options will gain value only to the extent the stock price exceeds the option exercise price during the life of the option.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUES

        (A)                      (B)              (C)                 (D)                            (E)

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING ENEXERCISED         VALUE OF UNEXERCISED
                                SHARES                       OPTIONS/SAR'S AT FISCAL     IN-THE-MONEY OPTIONS/SAR'S
                               ACQUIRED          VALUE            YEAR-END (2)(#)         AT FISCAL YEAR-END (3)($)
                             ON EXERCISE      REALIZED (1)  --------------------------   --------------------------
         NAME                    (#)              ($)       EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
----------------------       -----------      ------------  -----------  -------------   -----------  -------------
Volney Taylor                   1,804+            4,059       345,328       276,890       1,852,521      582,664
                                4,968+           11,178
Frank R. Noonan                     0                 0        88,748        75,788         361,986       97,224
Clifford L. Bateman                 0                 0        51,955        48,711         213,252       66,880
Frank S. Sowinski                   0                 0        56,312        55,268         241,911       70,843
Chester J. Geveda, Jr.          1,082+            5,140        51,644        62,296         238,377       50,938
Robert E. Weissman*                 0                 0             0             0               0            0
Nicholas L. Trivisonno*             0                 0             0             0               0            0
Robert J Lievense*                  0                 0             0             0               0            0

-------------

*    Resigned all positions with The Dun & Bradstreet Corporation effective
     November 1, 1996.

+ Represents shares of the Company's Common Stock prior to the reorganization of the Company into three independent public companies.

(1) Amounts shown represent the value realized upon the exercise of stock options during 1996, which equals the difference between the exercise price of the options and the closing market price of the underlying Common Stock on the date preceding the exercise date.

(2)  No SAR's were outstanding at December 31, 1996.

(3) The values shown equal the difference between the exercise price of unexercised in-the-money options and the average of the high and low market price of the underlying Common Stock at December 31, 1996. Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the option.



              LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR


         (A)                        (B)                (C)             (D)            (E)            (F)

                                                   PERFORMANCE              ESTIMATED FUTURE PAYOUTS
                                  NO. OF             OR OTHER        UNDER NON-STOCK PRICE-BASED PLANS (2)
                               SHARES, UNITS       PERIOD UNTIL   -------------------------------------------
                                 OR OTHER           MATURATION    THRESHOLD (#)    TARGET (#)     MAXIMUM (#)
        NAME                   RIGHTS (1)(#)        OR PAYOUT          (0%)          (100%)         (200%)
-----------------------        -------------       ------------   -------------    ----------     -----------
Volney Taylor                     23,076            Two Years             0          23,076         46,152
Frank R. Noonan                    5,057            Two Years             0           5,057         10,114
Clifford L. Bateman                4,704            Two Years             0           4,704          9,408
Frank S. Sowinski                  4,704            Two Years             0           4,704          9,408
Chester J. Geveda, Jr.             2,517            Two Years             0           2,517          5,034
Robert E. Weissman*                    0                  N/A           N/A             N/A            N/A
Nicholas L. Trivisonno*                0                  N/A           N/A             N/A            N/A
Robert J Lievense*                     0                  N/A           N/A             N/A            N/A

--------------
*    Resigned all positions with The Dun & Bradstreet Corporation effective
     November 1, 1996.

(1)  Amounts shown represent the performance shares granted under the Dun &
     Bradstreet Performance Unit Plan. The granting of these performance shares is described in the Report of the Executive Compensation and Stock Option
     Committee above. Amounts shown represent the one-half of the performance share grant which is payable after two years based on cumulative 1997-1998 performance goals. The other one-half of the performance share grant is not reflected in this table and is payable after one year based on 1997 performance goals and will be reflected as bonus payments in the 1997
     Summary Compensation Table. The total number of performance shares granted to the named executives were as follows: V. Taylor--46,151; F. R.
     Noonan--10,113; C. L. Bateman--9,407; F. S. Sowinski--9,407; and C. J.
     Geveda, Jr.--5,034.

(2) Awards may range from 0 to 200% of the performance shares based on achievements within a range of performance goals.

RETIREMENT BENEFITS

     The following table sets forth the estimated aggregate annual benefits payable under Dun & Bradstreet's Retirement Plan, Supplemental Executive Benefit Plan and Pension Benefit Equalization Plan as in effect during 1996 to persons in specified average final compensation and credited service classifications upon retirement at age 65. Amounts shown in the table include U.S. Social Security benefits which would be deducted in calculating benefits payable under these plans. These aggregate annual retirement benefits do not increase as a result of additional credited service after 15 years.

                           ESTIMATED AGGREGATE ANNUAL RETIREMENT BENEFIT
   AVERAGE                         ASSUMING CREDITED SERVICE OF:
   FINAL              ----------  -----------  ---------  ----------  ---------
COMPENSATION           15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS
------------          ---------    --------    --------    --------    --------
 $ 550,000 .........  $ 330,000   $  330,000  $  330,000  $  330,000  $  330,000
   700,000 .........    420,000      420,000     420,000     420,000     420,000
   850,000 .........    510,000      510,000     510,000     510,000     510,000
 1,000,000 .........    600,000      600,000     600,000     600,000     600,000
 1,300,000 .........    780,000      780,000     780,000     780,000     780,000
 1,600,000 .........    960,000      960,000     960,000     960,000     960,000
 1,900,000 .........  1,140,000    1,140,000   1,140,000   1,140,000   1,140,000

     The number of years of credited service for Messrs. Taylor, Noonan, Bateman, Sowinski and Geveda are, respectively, 25, 7, 12, 12 and 20. For Messrs. Weissman, Trivisonno and Lievense, their years of credited service are calculated through October 31, 1996 and are, respectively, 17, 0 and 7.

     Compensation, for the purpose of determining retirement benefits, consists of salary, wages, cash bonuses, commissions and overtime pay. Severance pay, contingent payments and other forms of special remuneration are excluded. Bonuses included in the Summary Compensation Table above are normally not paid until the year following the year in which they are accrued and expensed; therefore, compensation for purposes of determining retirement benefits varies from the Summary Compensation Table amounts in that bonuses expensed in the previous year but paid in the current year are part of retirement compensation in the current year and current year's bonuses accrued and included in the Summary Compensation Table are not. However, 1996 bonus amounts earned for the period prior to the reorganization of the Company on November 1, 1996 were paid in 1996 and the balance was paid in 1997. For 1996, compensation for purposes of determining retirement benefits for the named executive officers differed by less than 10% from the amounts shown in the table except that compensation for 1996 for purposes of determining retirement benefits for Messrs. Weissman, Taylor, Lievense, Trivisonno, Bateman, Sowinski and Geveda, was, respectively, $2,177,095, $1,162,781, $889,651, $766,667, $736,517, $429,945 and $422,327.

     Average final compensation is defined as the highest average annual compensation during five consecutive twelve-month periods in the last ten consecutive twelve-month periods of the member's credited service. Members vest in their accrued retirement benefit upon completion of five years of service. The benefits shown in the table above are calculated on a straight-life annuity basis.

     Effective January 1, 1997, the Dun & Bradstreet Retirement Plan was amended to provide retirement income based on a percentage of annual compensation, rather than of average final compensation. The percentage of compensation allocated annually to a retirement account ranges from 3% to 12.5%, based on age and credited service. Amounts allocated under the plan also receive interest credits based on 30-year Treasuries with a minimum interest credit rate of 3%. Executives close to or eligible to retire as of January 1, 1997 will receive the higher of benefits provided by the final pay formula or retirement account formula.

     Effective January 15, 1997, the Supplemental Executive Benefit Plan was amended to extend the time required to accrue maximum benefits under the plan from 15 years to 20 years. Executives close to or eligible for retirement, as approved by the Chairman and CEO, will receive maximum benefits after 15 years.

CHANGE-IN-CONTROL SEVERANCE AGREEMENTS

     Beginning in 1989, the Company entered into agreements with the executive officers named in the Summary Compensation Table above (as well as other officers and key employees of Dun & Bradstreet and its domestic subsidiaries) providing for certain benefits upon actual or constructive termination of employment in the event of a

Change in Control (as defined below) of the Company. With respect to Mr.
Taylor, if, following a Change in Control, his employment is terminated other than for cause or by reason of death, disability or normal retirement, or he terminates employment for "good reason" (generally, an unfavorable change in employment status, compensation or benefits or a required relocation), he shall be entitled to receive a lump sum payment equal to three times salary plus bonus opportunity, continuation of welfare benefits and certain perquisites for three years, outplacement consulting in the amount of 20% of salary plus bonus opportunity, immediate vesting of all deferred compensation and benefit plan entitlements and payment of any excise taxes due in respect of the foregoing benefits. The term of his agreement continued until December 31, 1992, and has been automatically extended for additional one-year terms subject to termination by the Company. There is an automatic 24-month extension following any Change in Control. A Change in Control generally is deemed to occur if: (i) any person becomes the owner of 30% of Dun & Bradstreet's voting securities; (ii) during a two-year period the majority of the membership of the Board of Directors changes without approval of two-thirds of the directors who either were directors at the beginning of the period or whose election was previously so approved; (iii) the Shareholders approve a merger or consolidation with another company in which Dun & Bradstreet's voting securities do not continue to represent at least 50% of the surviving entity; or (iv) the Shareholders approve a liquidation, sale or disposition of all or substantially all of the Company's assets. The agreements for Messrs. Noonan, Bateman, Sowinski and Geveda are the same as that for Mr. Taylor except that (1) the lump sum payment is equal to two times salary plus bonus opportunity, (2) welfare benefits and certain perquisites will continue for two years and (3) outplacement consulting will be in the amount of 15% of salary plus bonus opportunity.

COMPENSATION OF DIRECTORS

     Cash Compensation. In 1996, each director not employed by the Company was paid a retainer at an annual rate of $30,000 in quarterly installments and each such director who was Chairman of a Committee of the Board of Directors was paid an additional retainer at an annual rate of $4,000 in quarterly installments. In addition, each such director was paid a fee of $1,200 for each Board or Committee meeting attended in 1996. If a Board or Committee meeting lasted more than half a day or if such meeting was held other than on a date regularly scheduled for a Board meeting, the regular $1,200 fee was doubled for such meeting. Directors who were employed by the Company received no retainers or fees. Effective January 1, 1997, the annual retainer was changed to $25,000 and the regular meeting fee was changed to $1,000.

     Under the terms of The Dun & Bradstreet Corporation Nonfunded Deferred Compensation Plan for Non-Employee Directors, each director not employed by the Company may elect on or before December 31 of any year to have all or a specified part of the retainer and fees during the subsequent calendar year or years deferred until such director ceases to be a director. New directors may similarly so elect at the beginning of their terms. Such deferred amounts are held for the account of directors and receive the rate earned by one or more investment options in the PPP as selected by the director. Deferred amounts and earnings thereon are paid in accordance with a director's election in a lump sum or five or ten annual installments commencing on the tenth day of the calendar year following the year in which such person ceases to be a director of Dun & Bradstreet, except that the balance of a director's account is paid in a lump sum on the tenth day of the calendar year following the director's death to the director's estate or to such beneficiary as was previously designated by the director. A director may change or terminate an election to defer retainers and fees, effective as of the end of the calendar year in which notice of such change or termination is given to Dun & Bradstreet.

     Upon the occurrence of a Change in Control of the Company, (i) a lump sum payment shall be made to each director of the amount credited to the director's deferred account on the date of the Change in Control and (ii) the total amount credited to each director's deferred account from the date of the Change in Control until the date such director ceases to be a director shall be paid in a lump sum at that time. In addition, any notice by a director to change or terminate an election to defer retainers and fees given on or before the date of the Change in Control shall be effective as of the date of the Change in Control rather than the end of the calendar year.

     Restricted Stock Plan. In 1996, the Board of Directors froze The Dun & Bradstreet Corporation Restricted Stock Plan for Non-Employee Directors (the "Directors' Restricted Stock Plan") as of November 1, 1996. Under the terms of the Directors' Restricted Stock Plan, each director not employed by the Company was granted an award of 300 shares of Dun & Bradstreet Common Stock on the fourth full New York Stock Exchange trading day following the Company's release of its earnings results for the second quarter of each year. Accordingly, each such director was granted an award of 300 shares of Dun & Bradstreet Common Stock on July 23, 1996. Pursuant to the terms of the plan, shares vest five years after the date of grant. Until the shares vest, the recipient is not able to sell or dispose of them but is entitled to vote them and receive dividends. A participant in the plan forfeits all rights to restricted shares that have not vested upon involuntary termination of Board service for cause by Board or Shareholder action. Any unvested shares vest if a participant retires, becomes disabled, dies or is involuntarily terminated from Board service without cause following a Change in Control of the Company.

     Retirement Plan. In 1996, the Board of Directors terminated the Company's Plan for Compensating Retired Directors for Post Retirement Availability and Service (the "Directors' Retirement Plan"). Under the terms of the Directors' Retirement Plan, directors who served as such for at least five years, including at least two years during which the director was not also employed by the Company, participate in the Directors' Retirement Plan. Upon reaching age 70 (or age 65 in the case of a director who retires due to disability), a director satisfying such criteria was entitled to receive annually, after retirement from the Board, an amount equal to the annual retainer being paid directors (exclusive of meeting fees) at the time the director retired. To receive any such benefits, a former director must agree to be available to consult with and render advice to the Company. Conduct detrimental to the Company resulted in forfeiture of retirement benefits. Benefits ceased upon a former director's death.

     Upon the occurrence of a Change in Control of the Company, (i) a director already receiving benefits under the plan shall have the present value of the remaining benefits payable to the director paid in a lump sum, (ii) a director who has five or more years of eligible service at the time of a Change in Control shall have the present value of such director's accrued benefits at that time paid in a lump sum, (iii) a director who has at least two but less than five years of eligible service at the time of a Change in Control shall have a pro rata portion (based on the number of full years of service) of the present value of the benefits such director would be entitled to had he or she completed five years of eligible service paid in a lump sum, (iv) a director who has less than two years of eligible service at the time of a Change in Control but who subsequently completes two years of eligible service shall have forty percent of the present value of the benefits such director would be entitled to had he or she completed five years of eligible service paid in a lump sum at that time and
(v) upon the persons referred to in (ii), (iii) and (iv) above ceasing to be directors, such persons shall have the present value of any additional benefits accrued by them under the plan after the initial lump sum payment paid in a lump sum.

     1996 Directors' Plan. Effective December 18, 1996, the Company adopted the 1996 The Dun & Bradstreet Corporation Non-Employee Directors' Stock Incentive Plan (the "1996 Directors' Plan"). Pursuant to the 1996 Directors' Plan, each new non-employee director commencing service with the Company on or after November 1, 1996 will receive a one-time grant of such number of shares of restricted stock as equals the average of the high and low prices of the Company's Common Stock on the date such person is elected a director divided into the annual directors' retainer fee in effect on such date. The shares will vest five years after the date of grant. If a director terminates service with the Company prior to the date on which restricted shares vest, such shares will be forfeited. Mr. Kuehn was elected a director on November 20, 1996 and was granted 1,318 shares of restricted stock.

     Pursuant to the 1996 Directors' Plan, in lieu of accrued benefits under the Directors' Retirement Plan, each currently serving non-employee director received a number of phantom units of Company stock with an aggregate fair market value equal to the present value as of December 31, 1996 of such director's accrued future retirement benefit. For directors with more than three but less than five years of service, retirement benefits which had not fully accrued were accelerated to December 31, 1996. The number of phantom stock units granted to each of Messrs. Adams, Alexander, Lanigan, Loucks, Meyer, Peterson and Quinlan and Mrs. Evans were, respectively, 6,896, 6,820, 9,983, 6,357, 10,232, 10,371, 3,434 and 8,538.

     Additional phantom stock units will be credited to each director having a value equal to the amount of dividends paid on the number of shares of Common Stock represented by the phantom stock units credited to each director. After retirement, each director will receive a cash distribution in accordance with a previously made election as to the form and manner of distribution.

     Pursuant to the 1996 Directors' Plan, non-employee directors receive performance shares based on the degree to which the Company's total shareholder return is equal to, greater than or less than the total shareholder return of the Standard & Poor's 500 Index (the "S&P 500"). The Board has established the target number of performance shares for 1997 at 1,000 shares and has established the target percentile of the total shareholder return of the S&P 500 for 1997 to earn 100% of the target number of performance shares at the 50th percentile. A maximum of 125% of the target number of performance shares can be earned on a prorated basis for Company shareholder return between the 50th and 60th percentile and 75% of the target number of performance shares will be earned for Company shareholder return below the 50th percentile. Directors who have served less than a full performance year on the Board will be awarded performance shares based on their prorated Board service and actual total shareholder return results. The Board may adjust target award levels in December of each year to reflect changes in stock prices and/or competitive pay levels. Directors may elect, prior to June 30 of the year immediately preceding the year in which an award is made, to defer receipt of their performance share awards until after the termination of their Board service.

     Under the 1996 Directors' Plan, the Board will grant at its December Board meeting in each year stock options with a nominal grant value based on competitive pay levels to each non-employee director who will serve on the Board for the forthcoming year. The exercise price of the options will be the average of the high and low prices of the Company's Common Stock on the date of grant. The options will expire on the tenth anniversary of the date of grant, and the options will be fully exercisable after one year. In December 1996, 3,000 options were granted to each non-employee Director.

     Upon the occurrence of a Change in Control of the Company, (i) all restrictions on shares of restricted stock shall lapse, (ii) all phantom stock units shall become payable in cash, (iii) each non-employee director shall receive the target number of performance shares for the year in which the Change in Control occurs (or, if no target number has been established for such year, the target number for the immediately preceding year shall be used) and (iv) all stock options shall vest and become exercisable.

                   SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth the number of shares of Dun & Bradstreet Common Stock, par value $1 per share, the only outstanding equity security (other than stock options) or voting security of Dun & Bradstreet, beneficially owned by each of the directors, each of the executive officers named in the Summary Compensation Table above, and all present directors and executive officers of Dun & Bradstreet as a group, at December 31, 1996. The table also sets forth the name and address of the only persons known to Dun & Bradstreet to be the beneficial owners (the "Owners") of more than five percent of the outstanding Common Stock and the number of shares so owned, to Dun & Bradstreet's knowledge, on December 31, 1996. Such information is based upon information furnished by each such person (or, in the case of the Owners, based upon a Schedule 13G filed by such Owners with the SEC). It should be noted that in certain cases shares required under rules of the SEC to be shown as beneficially owned are shares to which the indicated person holds only rights to acquire within 60 days through exercise of stock options. Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed. All directors and executive officers as a group own less than 1% of the Common Stock. Percentages are based upon the number of shares of Dun & Bradstreet Common Stock outstanding at December 31, 1996, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of such date.

        NAME                    NUMBER OF SHARES AND NATURE OF OWNERSHIP
        ----                    ----------------------------------------
 Hall Adams, Jr. ................      500   Direct
                                       900   Restricted Stock Grant (1)
                                    ------
                                     1,400
                                    ------
 Clifford L. Alexander, Jr. .....      400   Direct (2) (3)
                                       900   Restricted Stock Grant (1)
                                    ------
                                     1,300
                                    ------
 Clifford L. Bateman ............    3,021   Direct (4)
                                    51,955   Rights to Acquire Within 60 Days by
                                    ------     Exercise of Options
                                    54,976
                                    ------
 Mary Johnston Evans ............    1,000   Direct
                                       900   Restricted Stock Grant (1)
                                    ------
                                     1,900
                                    ------
 Chester J. Geveda, Jr. .........   11,975  Direct
                                    51,644  Rights to Acquire Within 60 Days by
                                    ------    Exercise of Options
                                    63,619
                                    ------

        NAME                    NUMBER OF SHARES AND NATURE OF OWNERSHIP
        ----                    ----------------------------------------
 Ronald L. Kuehn, Jr. ........       1,318  Restricted Stock Grant (5)
                                ----------
                                     1,318

 Robert J. Lanigan ...........       6,200  Direct (6)
                                       900  Restricted Stock Grant (1)
                                ----------
                                     7,100
                                ----------
 Robert J Lievense ...........       3,142  Direct (7)
                                ----------
 Vernon R. Loucks Jr. ........         700  Direct (8)
                                       900  Restricted Stock Grant (1)
                                ----------
                                     1,600
                                ----------
 John R. Meyer ...............       2,500  Direct (2) (3)
                                       900  Restricted Stock Grant (1)
                                ----------
                                     3,400
                                ----------
 Frank R. Noonan .............       6,465  Direct
                                    88,748  Rights to Acquire Within 60 Days by
                                ----------    Exercise of Options
                                    95,213
                                ----------
 James R. Peterson ...........       3,400  Direct
                                       900  Restricted Stock Grant (1)
                                ----------
                                     4,300
                                ----------
 Michael R. Quinlan ..........         500  Direct
                                       900  Restricted Stock Grant (1)
                                ----------
                                     1,400
                                ----------
 Frank S. Sowinski ...........       2,920  Direct
                                    56,312  Rights to Acquire Within 60 Days by
                                ----------    Exercise of Options
                                    59,232
                                ----------
 Volney Taylor ...............      84,350  Direct
                                   345,328  Rights to Acquire Within 60 Days by
                                ----------    Exercise of Options
                                   429,678

Nicholas L. Trivisonno .......        None

Robert E. Weissman ...........     116,985

All Directors and Executive
  Officers as a Group ........     988,042  (9)
                                ----------
The Capital Group
  Companies, Inc.
  and its subsidiary,
  Capital Research and
  Management Company,
  333 South Hope Street,
  Los Angeles, CA 90071 ......  18,642,400  (10)(11)
                                ----------
FMR Corp., Edward C.
  Johnson 3d and Abigail P.
  Johnson, 82 Devonshire
  Street, Boston, MA 02109 ...   9,727,248   (12)(13)
                                ----------
---------------

(1) Represents shares of restricted stock granted under The Dun & Bradstreet Corporation Restricted Stock Plan for Non-Employee Directors, which shares are scheduled to vest in 1999, 2000 and 2001.

(2)  As to which the indicated person has shared voting power.

(3)  As to which the indicated person has shared investment power.

(4) Includes 1,498 shares held in the Company's Profit Participation Plan as of December 31, 1996, the latest available date.

(5) Represents shares of restricted stock granted under the 1996 The Dun & Bradstreet Corporation Non-Employee Directors' Stock Incentive Plan, which shares are scheduled to vest in 2001.

(6) These shares are held in two revocable trusts (one trust holding 5,000 shares and the other 1,200 shares) for the benefit of Mr. Lanigan in which he is the settlor and sole beneficial owner and over which he has sole investment control.

(7)  Includes 100 shares held in the Robert J Lievense IRA.

(8)  Includes 300 shares held in a Keogh Plan for the benefit of Mr. Loucks.

(9)  Includes  all  shares  beneficially  owned,   regardless  of  nature  of
     ownership, and all rights to acquire shares within 60 days.

(10) Represents 11.0% of the total  outstanding  Common Stock on December 31,
     1996.

(11) The Capital Group Companies, Inc. ("CGCI") and its wholly-owned subsidiary, Capital Research and Management Company ("CRMC"), jointly filed a Schedule 13G with the SEC on February 12, 1997. This Schedule 13G shows that CRMC, a registered investment adviser, had, as of December 31, 1996, sole dispositive power (but no voting power) over 13,166,000 shares of Common Stock. Because of the SEC's ownership attribution rules and holdings by other subsidiaries of CGCI, the Schedule 13G also shows CGCI as having sole dispositive power over such shares, as well as sole dispositive power over an additional 5,476,400 shares and sole voting power over 4,297,900 of these shares.

(12) Represents 5.71% of the total  outstanding  Common Stock on December 31,
     1996.

(13) FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson jointly filed a
     Schedule 13G with the SEC on February 14, 1997. This Schedule 13G shows that FMR Corp., through its wholly-owned subsidiaries, Fidelity Management & Research Company (a registered investment adviser) and Fidelity Management Trust Company (a bank), and Edward C. Johnson 3d and Abigail P. Johnson, persons who may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp., had, as of December 31, 1996, sole power to vote 278,127 shares of the Company's Common Stock and sole power to dispose, or to direct the disposition, of 9,727,248 shares of such Common Stock.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Messrs. Clifford L. Bateman, William F. Doescher, Peter J. Ross and Frank
S. Sowinski inadvertently omitted holdings of employee stock options from their Form 3 filings. The holdings were reported on an amended Form 3.

                                  OTHER MATTERS

     Dun & Bradstreet knows of no matters, other than those referred to herein, which will be presented at the meeting. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Shareholder proposals intended to be presented at the Dun & Bradstreet Annual Meeting of Shareholders in 1998 must be received by Dun & Bradstreet no later than November 7, 1997.


 March 27, 1997

                                                                       EXHIBIT A

                        THE DUN & BRADSTREET CORPORATION
                       CORPORATE MANAGEMENT INCENTIVE PLAN

     The purpose of this plan is to promote the interests of the Shareholders and all others who benefit by the continuing success of The Dun & Bradstreet Corporation ("Dun & Bradstreet") and its subsidiaries (collectively, the "Company") by providing incentive to those executives whose decisions and actions most significantly affect the growth and profitability of the Company.

1. PARTICIPANTS

     The participants in this plan will be those officers and managers of the Company, its profit centers, resource units, and profit center groups whose decisions and actions most significantly affect corporate growth and profitability, none of whom shall be a participant in any other annual corporate-wide management cash incentive compensation plan. Each year in November the senior officers of the Company shall recommend to the Chief Executive Officer employees for participation in the plan for the following year and the amount of guideline bonus opportunity for each of them under the plan.

     To be recommended, an employee will normally (1) be earning in excess of $100,000 gross compensation and (2) be an officer of Dun & Bradstreet or have a reporting relationship to an officer, or (3) be a general manager of a Company subsidiary, profit center, resource unit, or profit center group or have a reporting relationship to a general manager.

     Such recommended employees as are approved by the Chief Executive Officer shall then be recommended to the Executive Compensation and Stock Option Committee (the "Committee") of the Board of Directors by the Chief Executive Officer as participants in this plan as of January 1 of the following year.

     From and after April 16, 1996, the Committee shall be composed solely of two or more "outside directors" as defined in the regulations under Section 162(m) of the Internal Revenue Code (the "Code").

2. INCENTIVE AWARDS

     Each participant's guideline bonus opportunity shall be stated as a dollar amount. Participants may earn amounts ("awards") equal to, greater than or less than guideline bonus opportunity as follows:

          (a) Participants who are or who report to officers of Dun & Bradstreet (excluding operating unit general managers), shall earn their award on the basis of one or more of (1) the following performance measures (the "corporate performance measures") established by the Committee for each year: earnings per share, net income, operating income, revenue, working capital, return on equity, return on assets, total return to Shareowners, average sales growth and cash flow, each of which may be on a corporate-wide basis or with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures; and (2) priority objectives or other qualitative measures, but only with respect to participants other than those "covered employees," as defined in the regulations under Section 162(m) of the Code, whom the Committee determines at the time of grant are likely to receive compensation a substantial portion of which would be nondeductible by the Company ("Special Participants").

          (b) Participants who are or who report to operating unit executive or senior vice presidents (or their functional equivalent) shall earn their award on the basis of a combination of corporate and operating unit or individual performance measures established by the Committee.

          (c) Participants who are or who report to division, profit center or resource unit general managers shall earn their award on the basis of a combination of corporate and operating unit or individual performance measures as recommended by the operating unit executive or senior vice presidents of Dun & Bradstreet and as approved by the Chief Executive Officer.

          (d) Each year the Chief Executive Officer shall recommend to the Committee for its approval, such approval to be given no later than March 31 of each year, (1) a minimum amount ("floor"), a target amount

     ("target") and, if desired, a maximum amount ("ceiling") for that year's corporate performance measures, and (2) minimum, target and, if desired, ceiling, performance measures for each Company division, profit center and/or resource unit having employees who are participants in the plan, provided that the Committee may delegate to the Chief Executive Officer the establishment of the performance measures referred to in clause (2) above. Performance measures for individual divisions, profit centers and/or resource units may be consolidated, as appropriate, for the purpose of establishing corporate, operating unit, or sub-unit measures. The floor, target and ceiling figures may, but need not, be based upon budgeted operating results, and will be established solely for the purpose of administering the plan.

          (e) Awards shall be earned as follows in relation to the pre-established performance measures approved by the Committee: no award will be earned unless the performance floor for that portion of the award is exceeded; the guideline bonus opportunity is earned if the target amount is achieved; an amount greater or less than the guideline bonus opportunity can be earned for a level of performance above the performance floor as determined by established performance measures.

          (f) The Chief Executive Officer may adjust individual awards earned under the performance measures upward or downward, by an amount of up to 20% of the participant's guideline bonus opportunity, to account for demonstrated quality of performance or the occurrence of unusual or unforeseen circumstances, except that no such adjustment may be made with respect to awards earned by Special Participants. The Committee may adjust awards earned by Special Participants under the performance measures downward only. The total of plan awards for any year may not exceed 110% of the total earned amount. Notwithstanding the above, in no event shall a Change in Control (as defined below) constitute the occurrence of unusual or unforeseen circumstances which would justify an upward or downward adjustment in an award.

          (g) In calculating whether the performance targets for Special Participants have been met, the Committee (A) will make appropriate conforming adjustments in the performance measures or the targets to exclude the effects of any corporate transactions such as acquisitions, divestitures and reorganizations, and (B) will not take into account extraordinary accounting changes or items (as defined under generally accepted accounting principles), restructuring charges, nonrecurring events, or any unusual events affecting earnings by more than 10%, which in any such case affect the results that otherwise would have been attained under the applicable performance measures.

          (h) Notwithstanding the restrictions contained herein with respect to Special Participants, the Committee may decide to make awards or allow payment of awards to Special Participants without regard to said restrictions (i) if the Committee decides that special or unforeseen circumstances make such action advisable or (ii) if such Special Participants do not thereby become "covered employees."

3. LIMITATION ON THE AMOUNT OF INCENTIVE AWARDS

     The total of all payments to an individual participant under this plan in any calendar year shall not exceed $3,000,000.

4. MISCELLANEOUS

     A. Each participant will be notified in writing at the time of his or her approval as a participant, of the amount and terms of his or her salary and guideline bonus opportunity.

     B. Payment of awards earned by participants will be made as soon as practicable after the end of the year in which they have been earned and approved by the Committee.

     C. If a participant dies, retires, is assigned to a different position, is granted a leave of absence, or if the participant's employment is otherwise terminated (except with cause by the Company), a pro rata share of the participant's award based on the period of actual participation may, at the Committee's discretion, be paid to the participant after the end of the year if it would have become earned and payable had the participant's employment status not changed. Notwithstanding the above, if as a result of a Change in Control a participant retires, is assigned to a different position, is placed on a leave of absence or if the participant's employment is terminated before the end of the calendar year (except for cause), he or she shall receive a full award for that year.

     D. The Chief Executive Officer may approve participation for promoted, transferred or newly-hired employees for less than a year ending December 31 except where the annualized compensation level of such participant may require Committee approval.

     E. At the end of any year, the Committee, on the recommendation of the Chief Executive Officer, may increase or decrease the amount of award payments to any or all participants if in its sole judgment there have been extraordinary occurrences, not anticipated when awards were approved at the start of the year, which have significantly affected earnings or other performance measures, except that no increase may be made with respect to awards earned by Special Participants. Notwithstanding the above, in no event shall a Change in Control constitute an extraordinary occurrence which would justify an increase or decrease in the amount of award payments.

     F. The Committee may terminate this plan at any time, to become effective as of January 1 of the following year.

     G. For all purposes of this plan, "Change in Control" means:

          (a) Any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Dun & Bradstreet, any trustee or other fiduciary holding securities under an employee benefit plan of Dun & Bradstreet, or any corporation owned, directly or indirectly, by the Shareholders of Dun & Bradstreet in substantially the same proportions as their ownership of stock of Dun & Bradstreet), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Dun & Bradstreet representing 30% or more of the combined voting power of Dun & Bradstreet's then outstanding securities;

          (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with Dun & Bradstreet to effect a transaction described in clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by Dun & Bradstreet's Shareholders was approved by a vote of at least two-thirds (2 @ 3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

          (c) the Shareholders of Dun & Bradstreet approve a merger or consolidation of Dun & Bradstreet with any other company, other than (1) a merger or consolidation which would result in the voting securities of Dun & Bradstreet outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Dun & Bradstreet or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of Dun & Bradstreet (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of Dun & Bradstreet's then outstanding securities;

          (d) the Shareholders of Dun & Bradstreet approve a plan of complete liquidation of Dun & Bradstreet or an agreement for the sale or disposition by Dun & Bradstreet of all or substantially all of Dun & Bradstreet's assets.

     H. This Corporate Management Incentive Plan became effective January 1, 1977. The changes in this revision are effective upon approval by the Shareholders at the 1997 Annual Meeting.

5. AMENDMENTS

     The Committee may amend or discontinue this plan, but no amendment or discontinuation shall be made which would impair the rights of a participant without the participant's consent, or which, without the approval of the Shareholders of Dun & Bradstreet, would change (a) the performance measures in
Section 2(a) with respect to Special Participants, (b) the individuals or class of individuals eligible to participate in the plan, or (c) the maximum amount payable to an individual participant under the plan.

                                                                       EXHIBIT B

                       KEY EMPLOYEES PERFORMANCE UNIT PLAN
                                       FOR
                        THE DUN & BRADSTREET CORPORATION
                                AND SUBSIDIARIES

1. PURPOSE OF THE PLAN

     The purpose of the Plan is to aid The Dun & Bradstreet Corporation ("Dun & Bradstreet") and its subsidiaries (collectively, the "Company") in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its subsidiaries by providing incentive through the award of performance units. The Company expects that it will benefit from the added interest which such key employees will have in the welfare of the Company as a result of their interest in the long-term performance of the Company.

2. ADMINISTRATION

     The Board of Directors of Dun & Bradstreet shall appoint an Executive Compensation and Stock Option Committee (herein called the "Committee") consisting of at least three members of the Board of Directors who shall administer the Plan and serve at the pleasure of the Board. Each member of the Committee (a) shall not be eligible to participate in the Plan, (b) shall not at any time within one year prior to his or her appointment have been eligible for selection as a person to whom stock may have been allocated or to whom stock options or stock appreciation rights of Dun & Bradstreet or any of its affiliates may have been granted, except as permitted under regulations adopted under Section 16 of the Securities Exchange Act of 1934, and (c) from and after April 16, 1996, shall be an "outside director" as defined in the regulations under Section 162(m) of the Internal Revenue Code (the "Code"). The Committee shall have the authority, consistent with the Plan, to determine the provisions of the performance units to be granted, to interpret the Plan and the performance units granted under the Plan, to adopt, amend and rescind rules and regulations for the administration of the Plan and the performance units, and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants.

3. ELIGIBILITY

     Key employees (but not members of the Committee and any person who serves only as a director) of the Company, who are from time to time responsible for the management, growth and protection of the business of the Company, are eligible to be granted performance units under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its discretion, from among those eligible, and the Committee shall determine, in its discretion, consistent with the terms of the Plan, the terms and conditions of the performance units granted to each participant. The granting of a performance unit under the Plan shall impose no obligation on Dun & Bradstreet or any subsidiary to continue the employment of a participant and shall not lessen or affect the right to terminate the employment of a participant.

4. PERFORMANCE UNITS

     Performance units ("Units") granted under this Plan shall be subject to the following terms and conditions:

          (a) Award Period. The Award Period for a Unit shall be established by the Committee at the time of grant and shall be not more than four (4) calendar years in length. The Committee may provide that the Award Period for such Units shall begin with the calendar year during which such Units are granted.

          (b) Valuation of Units. (i) Payment values for each Unit, which may be in cash, in restricted stock issued pursuant to the Key Employees Restricted Stock Plan or other restricted stock plan of Dun & Bradstreet as in effect from time to time, in performance shares of common stock in the Company or in any combination of the foregoing, shall be established by the Committee, together with targets to be achieved during the Award Period for one or more performance measures, no later than March 31 of the first year of the Award Period; such performance measures, targets and Unit payment schedules shall govern the valuation of Units for award payment determination purposes.

     (ii) The Committee shall select performance measures for each Award Period from the following: (1) earnings per share, net income, operating income, revenue, working capital, return on equity, return on assets, total return to Shareholders, and average sales growth, each of which may be on a corporate-wide basis or with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures; and (2) with respect to participants other than executive officers of Dun & Bradstreet (as such are determined by the Committee), priority objectives or other qualitative measures. Executive officers shall include "covered employees" as defined in the regulations under Section 162(m) of the Code.

     (iii) The Committee may increase or decrease targets and/or Unit payment schedules if in its sole judgment there have been extraordinary occurrences, not anticipated when Unit grants were approved, which significantly have affected or may affect the Company's earnings or other performance measures, except that no increase may be made with respect to awards earned by executive officers, and no change in the targets applicable to executive officers may be made during the Award Period. Notwithstanding the above, any expenses incurred either before or after a Change in Control (as defined below) occurs, as a result of a Change in Control, as determined by the Company's outside accountants as of the date the Change in Control occurs, shall not be taken into account in determining whether performance criteria and targets have been achieved, and in no event shall a Change in Control constitute an extraordinary occurrence which could justify a change in performance criteria, targets and/or Unit payment schedules.

     (iv) In calculating whether the performance targets for executive officers have been met, the Committee (A) will make appropriate conforming adjustments in the performance measures or the targets to exclude the effects of any corporate transactions such as acquisitions, divestitures and reorganizations, and (B) will not take into account extraordinary accounting changes or items (as defined under generally accepted accounting principles), restructuring charges, nonrecurring events, or any unusual events affecting earnings by more than 10%, which in any such case affect the results that otherwise would have been attained under the applicable performance measures.

     (c) Payment of Units. As promptly as practicable after the completion of an Award Period, the Committee shall determine what, if any, award payments have been earned with respect to related Units. Payment shall be made to participants in cash, in restricted stock shares, in performance shares of common stock in the Company or in any combination of the foregoing, as established by the Committee, promptly after the date the Committee makes such determination. For purposes of such payment, restricted stock shares and performance shares shall be valued at the fair market price (i.e., the average of high and low trading prices) on the business day before the date of such determination. The Company shall require payment by participants of any amounts the Company may determine to be necessary to withhold for federal, state or local taxes, except that the Committee may permit a participant to elect to have a portion of any restricted stock deliverable in payment of an award withheld to provide for payment of any such taxes.

     (d) Termination of Employment. Units held by a participant whose employment with the Company or any of its subsidiaries terminates for any reason less than one year after the date of grant of such Units shall be canceled. If employment terminates more than one year after the date of grant by reason of disability, death or retirement, the participant shall receive full payment of the final value of the Units the participant has been granted. If employment terminates more than one year after the date of grant by reason of termination by the Company (other than for cause), the Committee may, at its discretion and subject to such limitations and at such time or times as it may deem advisable, provide for a pro rata payment of the final value of the Units the participant has been granted. If employment terminates more than one year after the date of grant for any reason not specified above in this Paragraph 4(d), Units held by a participant shall be canceled. Participants shall receive no payment with respect to canceled Units. Pro rata payment shall be based upon the number of completed months of the Award Period during which the participant was an employee relative to the total number of months in the full Award Period. Such payment shall be made as promptly as practicable after the completion of the applicable Award Period unless the Committee shall determine, in the event of the participant's termination by the Company (other than for cause), to make an earlier payment. The full amount of any award payment to terminated participants hereunder shall be paid in cash.

     (e) Non-Assignability. Each Unit granted under this Plan shall by its terms be nontransferable by the participant except by will or the laws of descent and distribution. Each Unit shall be payable during a participant's lifetime only to the participant.

     (f) Limitation on Value of Units. The total of all payments to any participant under this Plan, including cash, restricted stock and/or performance shares, in any calendar year shall not exceed $6,000,000.

     (g) Other Terms and Conditions. The Committee may impose such other terms, provisions and conditions, not inconsistent with the Plan, as it shall determine in its sole judgment. Notwithstanding the restrictions contained herein with respect to executive officers, the Committee may decide to make awards or allow payment of awards to executive officers without regard to said restrictions (i) if the Committee decides that special or unforeseen circumstances make such action advisable or (ii) if such executive officers do not thereby become "covered employees."

5. TRANSFERS AND LEAVES OF ABSENCE

     For purposes of the Plan: (a) a transfer of an employee from the Company to a subsidiary or vice versa, or from one subsidiary to another, (b) a leave of absence, duly authorized in writing by the Company, for military service or sickness or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (c) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to re-employment is guaranteed either by statute or by contract, shall not be deemed a termination of employment.

6. CHANGE IN CONTROL

     (a) Upon the occurrence or potential occurrence of certain events defined by the Committee, including without limitation, a merger, consolidation, combination, reorganization or other transaction in which the Company is not the surviving corporation or in which the determination of whether performance criteria and targets of outstanding Units will be satisfied at the end of the Award Period otherwise is impaired, or a "Change in Control" of the Company, Units held by a participant, including Units held less than one year after the date of grant of such Units, shall immediately become payable in full, with the final value of such Units determined as though performance criteria and targets for the full Award Period had been achieved.

     (b) For all purposes of this Plan, "Change in Control" means (i) any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the Shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Company's Shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; (iii) the Shareholders of the Company approve a merger or consolidation of the Company with any other company other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the Shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     (c) If the Company has not fulfilled a commitment to make a restricted stock award under a Company restricted stock plan to the participant at the time of the payment of his Units, the Committee shall authorize an immediate payment in cash under this Plan to the participant equal in amount to the value of such restricted stock award without restrictions.

7. AMENDMENTS

     The Committee may amend or discontinue the Plan, but no amendment or discontinuation shall be made which would impair the rights of the participant under any Unit theretofore granted without the participant's consent, or which, without the approval of the Shareholders of the Company, would change (a) the performance measures in Paragraph 4(b) with respect to "covered employees," (b) the individuals or class of individuals eligible to participate in the Plan, or
(c) the maximum amount payable to an individual participant under the Plan.

8. EFFECTIVENESS

     The revisions to the Plan approved by the Board of Directors in 1997 shall be effective upon approval by the Company's Shareholders at the 1997 Annual Meeting.

                          THE DUN & BRADSTREET CORPORATION

     PROXY/VOTING INSTRUCTIONS FOR THE ANNUAL MEETING TO BE HELD MAY 1, 1997
            AT 9:30 A.M. AT 1209 ORANGE STREET, WILMINGTON, DELAWARE

     VOLNEY TAYLOR, FRANK S. SOWINSKI and WILLIAM H. BUCHANAN, JR., or any of them, with full power of substitution, and/or Bankers Trust Company, the Trustee of the Dun & Bradstreet Profit Participation Plan (the "PPP"), the DonTech Profit Participation Plan (the "DPPP"), the ACNielsen Corporation Savings Plan (the "ACNSP") and the Cognizant Corporation Savings Plan (the "CCSP") are hereby authorized and/or instructed to represent and/or vote all the shares of Common Stock of The Dun & Bradstreet Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders on May 1, 1997, and at any adjournment thereof:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES IDENTIFIED IN ITEM (1) AND FOR ITEMS (2), (3) AND (4).

(1) Election of Class I Directors for a three-year term expiring at the 2000 Annual Meeting of Shareholders. Nominees: Hall Adams, Jr., Ronald L. Kuehn, Jr. and Michael R. Quinlan.

  / / FOR all nominees listed above,         / / WITHHOLD authority
      except vote withheld from                  to vote for all nominees
      the following nominees (if any):

------------------------------------------------

(2) Approval of amendment to the Corporate Management Incentive Plan. Mark only one.
               / / FOR             / / AGAINST           / / ABSTAIN

(3) Approval of amendment to the Key Employees Performance Unit Plan. Mark only one.
               / / FOR             / / AGAINST           / / ABSTAIN

(4) Approval of Coopers & Lybrand L.L.P. as independent public accountants to audit the Company's consolidated financial statements for 1997. Mark only one.

               / / FOR             / / AGAINST           / / ABSTAIN

                                                    (Please Turn Over and Sign)

                        THE DUN & BRADSTREET CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM (5).

(5) Approval of a Shareholder proposal regarding implementation of the MacBride Principles in Northern Ireland. Mark only one.

               / / FOR             / / AGAINST           / / ABSTAIN

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. A PROXY WHICH IS SIGNED AND RETURNED BY A SHAREHOLDER OF RECORD WITHOUT SPECIFICATION MARKED IN THE INSTRUCTION BOXES WILL BE VOTED FOR ELECTION OF ALL NOMINEES IDENTIFIED IN ITEM
(1), FOR ITEMS (2), (3) AND (4), AND AGAINST ITEM (5). WITH RESPECT TO EACH OF ITEMS (1), (2), (3), (4) AND (5), THE TRUSTEE OF THE PPP, DPPP, ACNSP AND CCSP WILL VOTE THE SHARES OF COMMON STOCK HELD IN THE PPP, DPPP, ACNSP AND CCSP FOR WHICH VOTING INSTRUCTIONS HAVE NOT BEEN RECEIVED PRIOR TO APRIL 24, 1997 WITH RESPECT TO SUCH ITEM, IN THE SAME PROPORTION AS THOSE PPP, DPPP, ACNSP AND CCSP SHARES FOR WHICH IT HAS RECEIVED INSTRUCTIONS ON SUCH ITEM.

                                        Date                           , 1997
                                              --------------------------


                                        ----------------------------------------


                                        ----------------------------------------
                                                       Signature(s)

                                        Please sign exactly as the name appears
                                        at left. Joint owners should each sign.
                                        Executors, administrators, trustees,
                                        etc. should so indicate when signing and sign as required by the authority held.

                                        Proxy form begins on the reverse side.
                                        PLEASE VOTE, DATE, SIGN AND RETURN
                                        IMMEDIATELY.